UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

THERMON GROUP HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6-(i)(1) and 0-11.

Thermon Group Holdings, Inc.
7171 Southwest Parkway
Building 300 | Suite 200
Austin, Texas 78735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on July 31, 2024

To the stockholders of Thermon Group Holdings, Inc.:

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting") of Thermon Group Holdings, Inc., a Delaware corporation (the "Company," "Thermon," "we" or "our"), will be held on Wednesday, July 31, 2024, at 11:30 a.m. Central Time, at the Omni Barton Creek at 8212 Barton Club Drive, Austin, Texas 78735 for the following purposes, as more fully described in the accompanying proxy statement (the "Proxy Statement"):

(1)to elect the seven director nominees named in the Proxy Statement;
(2)to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025;
(3)to approve, on a nonbinding advisory basis, the compensation of our Named Executive Officers, as described in the Proxy Statement;
(4)to recommend, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers;
(5)to approve an amendment to the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan to increase the available shares under the plan by 1,850,000 shares;
(6)to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to include provisions related to the exculpation for certain officers of the Company; and
(7)to transact such other business that may properly come before the 2024 Annual Meeting and any postponement or adjournment thereof.

We are pleased to continue utilizing the United States Securities and Exchange Commission's "notice and access" rules. Accordingly, we are providing stockholders access to our proxy materials over the Internet, which reduces the cost and environmental impact of the 2024 Annual Meeting. On or about June 21, 2024, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of June 7, 2024 (the "Record Date"). The Notice contains instructions on how to access our proxy materials as well as information on how to vote your shares. Only holders of record of our common stock as of the close of business on the Record Date are entitled to receive notice of, attend and vote at the 2024 Annual Meeting.

It is important that your shares are represented and voted at the meeting and, whether or not you expect to attend in person, we encourage you to vote as promptly as possible to ensure that your vote is counted. Thank you for your continued support.

Very truly yours,

John Clarke	Bruce Thames
Chairman of the Board	President and Chief Executive Officer
Austin, Texas
June 21, 2024

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE 2024 ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders of Thermon Group Holdings, Inc. to be Held on Wednesday, July 31, 2024:
As permitted by rules adopted by the Securities and Exchange Commission, rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of Internet availability of proxy materials containing instructions on how to access these proxy materials and submit proxy votes online.

The Notice, Proxy Statement and 2024 Annual Report are available at: http://www.proxyvote.com

Thermon Group Holdings, Inc.
7171 Southwest Parkway
Building 300 | Suite 200
Austin, Texas 78735

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2024

GENERAL INFORMATION

This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Thermon Group Holdings, Inc. (the "Company," "Thermon," "we," "our," "us" and similar terms) on the Company's behalf for use at the 2024 Annual Meeting of Stockholders of the Company to be held at the Omni Barton Creek at 8212 Barton Club Drive, Austin, Texas 78735 on Wednesday, July 31, 2024, at 11:30 a.m. Central Time, and any adjournment or postponement thereof (the "2024 Annual Meeting").

Pursuant to provisions of our Amended and Restated Bylaws (the "Bylaws") and by action of our Board, the close of business on June 7, 2024, was established as the time and record date for determining the stockholders entitled to receive notice of, attend and vote at the 2024 Annual Meeting (the "Record Date").

As permitted by the rules adopted by the United States Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials primarily via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record as of the Record Date who are entitled to vote at the 2024 Annual Meeting. Instructions on how to access and review these proxy materials electronically, request hard copies of these materials and submit proxy votes online are stated in the Notice.

We began mailing the Notice to stockholders of record on or about June 21, 2024. We first made this Proxy Statement available to our stockholders at http://www.proxyvote.com on or about June 21, 2024, along with our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as filed with the SEC on May 29, 2024 (the "2024 Annual Report"). We encourage you to read the 2024 Annual Report. It includes our audited financial statements and provides information about our business.

How can I attend the 2024 Annual Meeting?

Only stockholders as of the Record Date are entitled to attend the 2024 Annual Meeting, which will be held on Wednesday, July 31, 2024, at the Omni Barton Creek at 8212 Barton Club Drive, Austin, Texas 78735. Doors will open at 11:00 a.m., Central Time, and the meeting will begin promptly at 11:30 a.m., Central Time.

What is the Company’s fiscal year?

The Company's fiscal year ends on March 31. In this Proxy Statement, we refer to the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026 as "Fiscal 2022," "Fiscal 2023," "Fiscal 2024," "Fiscal 2025" and "Fiscal 2026," respectively. Unless otherwise stated, all financial information presented in this Proxy Statement is based on the Company’s fiscal calendar.

What items will be voted on at the 2024 Annual Meeting?

Stockholders may vote on the following proposals at the 2024 Annual Meeting:

•the election to the Board of the seven director nominees named in this Proxy Statement;

•ratification of the appointment of KPMG LLP ("KPMG") as the Company’s independent registered public accounting firm for Fiscal 2025;

•the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers, as described in this Proxy Statement;

•the recommendation, on a non-binding advisory basis, regarding the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers;

•the approval of an amendment to the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan (the "2020 LTIP") to increase the available shares under the 2020 LTIP by 1,850,000 shares; and

•the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to include provisions related to the exculpation for certain officers of the Company.

The Company is not aware of any other business to be presented for a vote of the stockholders at the 2024 Annual Meeting. If any other matters are properly presented, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment. The chairman of the 2024 Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•"FOR" the election to the Board of each of the seven director nominees named in this Proxy Statement;

•"FOR" ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for Fiscal 2025;

•"FOR" the resolution to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as described in this Proxy Statement;

•"1 YEAR" for the proposal to recommend, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers;

•"FOR" the resolution to approve an amendment to the 2020 LTIP to increase the available shares under the 2020 LTIP by 1,850,000 shares; and

•"FOR" the resolution to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to include provisions related to the exculpation for certain officers of the Company.

Who may vote at the 2024 Annual Meeting?

Holders of our common stock on the Record Date are entitled to one vote for each share of the Company’s common stock held on the Record Date. As of the Record Date, there were 33,871,009 shares of the Company’s common stock issued and outstanding and approximately fifteen stockholders of record.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Broadridge Financial Solutions, Inc. ("Broadridge"), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by Broadridge at the Company's request. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If, on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was sent to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2024 Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a "vote instruction form" to be sent to you by the organization that holds your shares.

What is the quorum requirement for the 2024 Annual Meeting?

The presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the 2024 Annual Meeting is required for the transaction of business. This is called a "quorum." If you: (i) are present and vote in person at the 2024 Annual Meeting, or (ii) have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail, your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained. Broker non-votes, as described below, will also be counted for purposes of determining whether a quorum is present. If a quorum is not present, the 2024 Annual Meeting will be adjourned until a quorum is obtained.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•In person. You may vote in person at the 2024 Annual Meeting. The Company will give you a ballot when you arrive.

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•In person. If you wish to vote in person at the 2024 Annual Meeting, you must obtain a "legal proxy" from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the 2024 Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the 2024 Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid photo identification such as a driver's license or passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the vote instruction form to be sent to you by the organization that holds your shares. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

Can I change my vote?

You may revoke your proxy and change your vote at any time prior to the vote at the 2024 Annual Meeting. Prior to the applicable cutoff time, you may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new vote instruction form bearing a later date (which will automatically revoke your earlier voting instructions). If you are a stockholder of record, you may accomplish this by granting a new proxy or by voting in person at the 2024 Annual Meeting. If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker or nominee.

How are proxies voted?

All shares represented by valid proxies received prior to the 2024 Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2024 Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker or nominee that holds your shares with specific voting instructions, the broker or nominee that holds your shares may generally vote your shares on "routine" matters but cannot vote your shares on "non-routine" matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This occurrence is referred to as a "broker non-vote." The only routine matter scheduled to be voted upon at the 2024 Annual Meeting is Proposal No. 2 (to ratify the appointment of the Company’s independent registered public accounting firm for Fiscal 2025). All other matters scheduled to be voted upon are non-routine and, therefore, broker non-votes may exist in connection with Proposals No. 1 (to elect the seven director nominees named in this Proxy Statement), No. 3 (to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers), No. 4 (to recommend, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers), No. 5 (to approve an amendment to the 2020 LTIP to increase the available shares under the 2020 LTIP by 1,850,000 shares), and No. 6 (to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to include provisions related to the exculpation for certain officers of the Company). Therefore, if you hold your shares in street name through a broker or other nominee, it is critical that you instruct your broker or other nominee how to vote on Proposals No. 1 and Nos. 3-6 if you want your vote to count.

What is the vote required for each proposal and how are abstentions and broker non-votes treated?

Proposal No. 1 (to elect the seven director nominees named in this Proxy Statement): Directors will be elected by a plurality of the votes cast at the 2024 Annual Meeting. The seven director nominees named in this Proxy Statement receiving the greatest number of affirmative votes of the shares entitled to be voted will be elected as directors to serve until the next annual meeting of stockholders, each until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Broker non-votes are not considered votes cast on the matter and will have no effect on the outcome of this proposal. Our Corporate Governance Guidelines require any incumbent director who receives a greater number of votes "withheld" than votes "for" in an uncontested election to promptly submit a written offer of resignation to the Nominating and Corporate Governance Committee (the "N&CG Committee"), which will review and evaluate the offer of resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind such decision, within ninety (90) days after the election results for the 2024 Annual Meeting are certified.

Proposal No. 2 (to ratify the appointment of the Company's independent registered public accounting firm): Approval of Proposal No. 2 will require the affirmative vote by the holders of stock having a majority of the votes which could be cast by holders of shares: (i) present in person or by proxy at the 2024 Annual Meeting and (ii) entitled to vote on such matter. Abstentions will have the same practical effect as votes against the proposal. Proposal No. 2 is considered a routine matter; therefore, no broker non-votes are expected in connection with this proposal.

Proposal No. 3 (to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as described in this Proxy Statement): Approval of Proposal No. 3 will require the affirmative vote by the holders of stock having a majority of the votes which could be cast by the holders of shares: (i) present in person or by proxy at the 2024 Annual Meeting and (ii) entitled to vote on such matter. Abstentions will have the same practical effect as votes against the proposal. Broker non-votes are not considered entitled to vote on the matter and will have no effect on the outcome of this proposal.

Proposal No. 4 (to recommend, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers): Approval of Proposal No. 4 will require the affirmative vote by the holders of stock having a majority of the votes which could be cast by the holders of shares: (i) present in person or by proxy at the 2024 Annual Meeting and (ii) entitled to vote on such matter. Abstentions will have the same practical effect as votes against the proposal. Broker non-votes are not considered entitled to vote on the matter and will have no effect on the outcome of this proposal.

Proposal No. 5 (to approve an amendment to the 2020 LTIP to increase the available shares under the 2020 LTIP by 1,850,000 shares): Approval of Proposal No. 5 will require the affirmative vote by the holders of stock having a majority of the votes which could be cast by the holders of shares: (i) present in person or by proxy at the 2024 Annual Meeting and (ii) entitled to vote on such matter. Abstentions will have the same practical effect as votes against the proposal. Broker non-votes are not considered entitled to vote on the matter and will have no effect on the outcome of this proposal.

Proposal No. 6 (to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to include provisions related to the exculpation for certain officers of the Company): Approval of Proposal No. 6 will require the affirmative vote of a majority of the Company’s outstanding stock entitled to vote. Abstentions and broker non-votes will have the same practical effect as votes against the proposal.

Who will serve as the inspector of election?

Our Corporate Secretary or his designee will act as the inspector of election.

Where can I find the voting results of the 2024 Annual Meeting?

The preliminary voting results will be announced at the 2024 Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the 2024 Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone, facsimile, email or other means by our directors, officers or regular employees on the Company’s behalf. Upon request, we will also reimburse brokerage firms, banks, broker-dealers or other similar organizations and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy and solicitation materials to beneficial owners of stock.

What is householding?

SEC rules allow us to deliver a single Notice to one physical address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we will deliver only one Notice to multiple stockholders who share an address, unless we have received different instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice, as requested, to any stockholder at the shared address to which a single copy was delivered. If you prefer to receive a separate copy of the Notice, contact: Thermon Group Holdings, Inc., 7171 Southwest Parkway, Building 300, Suite 200, Austin, Texas 78735, Attention: General Counsel, Telephone: (512) 690 - 0600.

Will any other matters be acted on at the 2024 Annual Meeting?

As of the date these proxy materials were mailed, we are not aware of any other matters to be presented at the 2024 Annual Meeting other than the proposals described herein. If you grant a proxy, the persons named as proxy holders will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the Board or, if no recommendation is given, in their own discretion.

Whom should I contact with other questions?

If you have additional questions about these proxy materials or the 2024 Annual Meeting, please contact: Thermon Group Holdings, Inc., 7171 Southwest Parkway, Building 300, Suite 200, Austin, Texas 78735, Attention: General Counsel.

CORPORATE GOVERNANCE

Governance Highlights

The Company is committed to responsible corporate governance, which promotes the long-term interests of our stockholders, strengthens Board and management accountability, and helps build public trust in the Company. Highlights include:

Board and Governance Practices
Board Independence
Independent Directors	8 of 9
Fully Independent Required Committees	✓
Independent Chairman	✓
Board Performance
Regular Board and Committee Self-Evaluations	✓
Regular Executive Sessions of Independent Directors	✓
Commitment to Board Refreshment with Director Retirement Policy	✓
Continuing Education Program for Directors	✓
Other Governance Practices
Annual Election of Directors	✓
Anti-Hedging and Anti-Pledging Policies	✓
Code of Business Conduct & Ethics Applicable to Directors	✓
Robust Stock Ownership Guidelines	✓
Annual Advisory Vote on Executive Compensation	✓
Clawback Policy	✓
Stockholder Rights
Proxy Access	✓
Required Director Resignation if "FOR" Votes Less than "WITHHELD"	✓
No Poison Pill	✓

Corporate Governance Guidelines

The Board provides oversight to the Company’s chief executive officer ("CEO") and other senior management in the competent and ethical operation of the Company and works to serve the long-term interests of stakeholders. The key practices and procedures of the Board are outlined in the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, both available on the Company’s website at http://ir.thermon.com/corporate-governance. Stockholders can also obtain a free copy of either document by writing to the General Counsel, Thermon Group Holdings, Inc., 7171 Southwest Parkway, Building 300, Suite 200, Austin, Texas 78735.

Board Succession

Our Corporate Governance Guidelines require any incumbent director who receives a greater number of votes "withheld" than votes "for" in an uncontested election to promptly submit a written offer of resignation to the N&CG Committee, which will review and evaluate the offer of resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind such decision, within ninety (90) days after the election results for the 2024 Annual Meeting are certified.

We recognize the importance of new ideas, perspectives, independence and skills with respect to the Board and recognize the importance of utilizing Board refreshment to achieve such goals. In furtherance of these goals, our Corporate Governance Guidelines include a mandatory retirement age and maximum tenure for non-executive directors. Non-executive directors shall submit an offer of resignation to the N&CG Committee to become effective immediately prior to the Company's annual stockholder meeting following the director's attainment of age seventy-five (75) or following fifteen (15) years of service to the Board, whichever comes earlier. The Board will generally not nominate such directors for re-election; however, on the recommendation of the N&CG Committee, the Board may reject such offers of resignation on a case-by-case basis if the Board determines an exception is in the best interests of the Company and its stockholders. The Board also believes that mandatory retirement age and maximum tenure requirements for non-executive directors promote orderly succession planning for our non-executive directors.

There are no family relationships between any director, executive officer or person nominated by the Board to become a director or executive officer.

Board Leadership Structure and Executive Sessions

Mr. Clarke has served as the independent Chairman since November 2023. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company while leveraging the experience and perspectives of the Chairman. However, the Board periodically reviews our leadership structure and may consider making changes in this structure in the future.

In accordance with the listing standards of The New York Stock Exchange (the "NYSE") and our Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions, generally following each quarterly Board meeting and at other times as necessary. These executive sessions are chaired by the Chairman.

Director Independence

The Board reviews the independence of each director annually prior to nominating individuals for the next annual meeting. In determining the independence of our directors, the Board considered Section 303A of the NYSE rules, applicable SEC rules as well as all relevant facts and circumstances, including, among other things, the types and amounts of commercial dealings between the Company and companies and organizations with which the directors are affiliated. Based on the foregoing criteria, the Board has affirmatively determined that Ms. Dalgetty, Dr. Strzelecki, and Messrs. Clarke, George, Fix, and Richey are independent. Mr. Thames, the Company's President and CEO, is not an independent director by virtue of his employment with the Company.

There were no transactions, relationships or arrangements with respect to any independent director that required review by our Board for purposes of determining director independence. The Board found that none of the independent directors had a material or other disqualifying relationship with the Company. The Board's four standing committees, Audit, Human Capital Management & Compensation ("HCMC"), Finance, and N&CG, were comprised solely of independent directors during Fiscal 2024, as discussed in further detail below.

In recommending that each director and nominee be deemed independent, the N&CG Committee, and the Board when making its determination, noted that certain of our directors have relationships with, serve on boards of directors of, or own minor interests in, entities with which we may do business.

Meeting Attendance

During Fiscal 2024, the full Board met twelve (12) times. Each member of the Board attended or participated in 75% or more of the aggregate of: (i) the total number of meetings of the Board (held during the period for which such person has been a director); (ii) the total number of subcommittee meetings of the Board or one of its committees on which such person served; and (iii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served) during Fiscal 2024.

Committees of the Board

The Board currently has four standing committees: the Audit Committee, the HCMC Committee, the Finance Committee and the N&CG Committee. Each of the Audit, HCMC, Finance, and N&CG Committees operates under a written charter adopted by the Board. Each committee charter is posted and available on the Company’s website at http://ir.thermon.com/corporate-governance. Current committee composition and the number of committee meetings held during Fiscal 2024 are as follows:

Director	Audit Committee	Human Capital Management & Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee
John Clarke[1]	—	—	—	—
Linda Dalgetty	Chair	—	Member	Member
Roger Fix[2]	Member	Member	Member	Chair
Marcus George	Member	Member	Chair	—
Kevin McGinty	—	Member	Member	Member
John Nesser	—	—	—	—
Victor Richey[3]	Member	—	Member	—
Angela Strzelecki[4]	—	Chair	Member	Member
Bruce Thames	—	—	—	—

Number of Committee Meetings Held[5]	4	4	9	4

(1)    Mr. Clarke served as a member of the Audit, HCMC and N&CG Committees until November 8, 2023.
(2)    Mr. Fix became the chair of the N&CG Committee and joined the Audit Committee on November 8, 2023.
(3)    Mr. Richey became a member of the Audit and Finance Committees upon joining the Board on December 6, 2023.
(4)    Ms. Strzelecki became the chair of the HCMC Committee on November 8, 2023.
(5)    In addition to taking action at meetings, each committee and the Board may periodically act by written consent.

Audit Committee

The Audit Committee has responsibility for, among other things:

•reviewing our financial reporting and other internal control processes, our financial statements, earnings press releases, financial guidance, the independent auditors’ duties, qualifications, independence and reports to management;
•the performance of our internal audit function and independent auditors;
•the process and reporting principles for our publicly disclosed corporate responsibility and sustainability metrics;
•pre-approving all audit and permitted non-audit and tax services provided by the independent auditor;
•reviewing annually the effect of legal, regulatory and accounting initiatives on the Company’s financial statements;
•reviewing and approving any transaction between the Company and any related person in accordance with the Company’s Statement of Policy Regarding Transactions with Related Parties;
•our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics; and
•reviewing the Company’s reporting processes for environmental or social metrics.

For Fiscal 2024, the Board has determined that each of Ms. Dalgetty and Messrs. Clarke, Fix, George, and Richey is financially literate and qualified to address any issues that are likely to come before the Audit Committee, including the evaluation of our financial statements and supervision of our independent auditors. The Board also determined that each of Ms. Dalgetty, Messrs. Fix, George and Richey meets and, during his respective period of service, Mr. Clarke met, the additional criteria for independence of audit committee members under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules of the NYSE. For Fiscal 2024, the Board determined that Ms. Dalgetty and Messrs. Fix, George and Richey each qualified as an "audit committee financial expert" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K based on Ms. Dalgetty's education, experience and status as a chartered accountant, Messrs. Fix and Richey's education and experience as a chief executive officer of a publicly traded company and Mr. George's education and experience overseeing financial statements over private equity investments.

Human Capital Management & Compensation Committee

The Human Capital Management & Compensation Committee (the "HCMC Committee") has responsibility for, among other things, reviewing and recommending policies relating to compensation and benefits of our executive officers and employees generally, including:

•reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and our other executive officers;
•evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations;
•considering and recommending director compensation to the Board for approval;
•oversight of our equity and incentive-based plans;
•reviewing and assessing risks associated with the Company’s compensation policies and practices;
•approving grants and awards of equity grants and other forms of incentive compensation;
•reviewing and assessing the CEO and other executive officer succession planning and reporting findings to the Board;
•reviewing the results of any advisory stockholder votes on executive compensation and considering whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes;
•overseeing and participating in engagement efforts with stockholders and proxy advisory firms with respect to compensation-related issues or stockholder proposals, as applicable;
•determining and monitoring compliance with stock ownership guidelines for the CEO and other executive officers; and
•administration of the issuance of equity awards with respect to our non-executive directors, executive officers and other employees.

The HCMC Committee also maintains oversight responsibilities beyond executive compensation, including oversight over all employee benefit and compensation programs, the Company's strategies and policies related to human capital management, including diversity and inclusion, and the Company's programs and practices related to talent and leadership development, including management succession planning.

The HCMC Committee also prepares the HCMC Committee report required under SEC rules. The report of the HCMC Committee is included in this Proxy Statement and incorporated by reference into our 2024 Annual Report. The HCMC Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The HCMC Committee, at present, engages an outside consultant on a regular basis to advise the HCMC Committee on the Company's executive compensation program.

For Fiscal 2024, the Board determined that each of Dr. Strzelecki and Messrs. Fix, George, McGinty, and Richey is, and, during his respective period of service, Mr. Clarke was independent under the heightened independence standards applicable to HCMC Committee members under the NYSE rules and Rule 10C-1 under the Exchange Act. In addition, each member of the HCMC Committee meets the definition of "non-employee director" under Rule 16b-3 under the Exchange Act.

Finance Committee

The Finance Committee has responsibility for, among other things:

•reviewing the Company’s financial affairs;
•providing advice and counsel to the Company’s management regarding potential major transactions, such as mergers, acquisitions, reorganizations or divestitures;
•making recommendations to the Board regarding dividend, financing and financial policies;
•reviewing the financial exposure of the Company together with risk mitigation strategies;
•monitoring the Company’s investor relations program; and
•assisting the Board in fulfilling its oversight responsibilities with respect to the review of major transactions.

For Fiscal 2024, the Board determined that each of Ms. Dalgetty, Dr. Strzelecki, and Messrs. Fix, George, McGinty and Richey is independent under the rules of the NYSE.

Nominating & Corporate Governance Committee

The N&CG Committee has responsibility for, among other things:

•making recommendations to the Board regarding changes to the size and composition of the Board and its committees;
•identifying, evaluating and recommending nominees for appointment or election as directors, including director nominees recommended by stockholders;
•developing and recommending a set of corporate governance guidelines;
•ensuring appropriate Board oversight of significant matters of corporate responsibility and sustainability;
•overseeing the evaluation of our Board and its committees;
•making recommendations in connection with directors’ and officers’ indemnification and insurance matters;
•developing and recommending to the Board standards to be applied in determining the types of relationships that constitute material relationships between the Company and the director for purposes of determining director independence; and
•reviewing and advising the Board regarding proposals submitted by stockholders for inclusion in the Company’s proxy statement.

In addition, the N&CG Committee has responsibility for non-executive director succession planning. For Fiscal 2024, the Board determined that each of Ms. Dalgetty, Dr. Strzelecki, and Messrs. Fix and McGinty is, and, during his respective period of service, Mr. Clarke was independent under the rules of the NYSE.

Compensation Committee Interlocks and Insider Participation

At the beginning of Fiscal 2024, our HCMC Committee consisted of Mr. McGinty as chair and Dr. Strzelecki and Messrs. Clarke, Fix and George. In November 2023, Mr. Clarke stepped down as a member of the HCMC Committee and Dr. Strzelecki assumed the role of chair of the HCMC Committee. Mr. Richey joined the HCMC Committee in December 2023. None of Dr. Strzelecki or Messrs. Clarke, Fix, George, McGinty or Richey is or has been an employee or officer of the Company. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that has one or more of its executive officers serving as a member of our Board.

Corporate Responsibility & Sustainability

Both the Board and senior management of the Company understand the importance of taking responsibility for the Company’s actions as a business, as an employer and as a corporate citizen. The Company is committed to incorporating corporate responsibility and sustainability considerations into how it does business. As further described below under Board Oversight of Risk Management, the Board maintains oversight over the Company's management of significant matters of corporate responsibility and sustainability, including potential long- and short-term trends and impacts to the Company’s business and stakeholders of environmental, social, and governance issues, and reviews the Company's reporting process for environmental or social metrics.

Information about the Company’s corporate responsibility and sustainability efforts is available on our website located at http://ir.thermon.com/corporate-governance/sustainability, which provides information on the Company's policies, social impact and environmental programs, as well as sustainability strategy, data and reporting. The information contained on, or that may be accessed through, the Company's websites is not incorporated by reference into, and is not a part of, this Proxy Statement.

Role of the Board in Risk Oversight

Effective risk oversight is a priority of the Board. Executive management is responsible for the day-to-day management of Company risks through robust internal processes and effective internal controls, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In connection with this oversight role, the Board evaluates whether the risk management processes designed and implemented by management are integrated with the Company's corporate strategy, are functioning as designed and that steps are taken to foster a culture in which employees understand their responsibility for acting within appropriate limits and their ultimate accountability.

The Enterprise Risk Management ("ERM") Review Process

The Company's Legal Department facilitates an annual ERM assessment. The annual ERM assessment is designed to take an enterprise view of risk and to identify potential events that may affect the Company, to manage risks to be within the Company's risk profile and to provide reasonable assurance regarding the achievement of Company strategic objectives.

Each year, the senior management team (including the CEO) conducts an in-depth assessment of potential risks facing the Company. In that regard, senior management:

•reviews appropriate changes to the Company's policies and procedures regarding risk management;
•identifies and evaluates the severity and likelihood of operational, commercial, strategic, financial, macroeconomic, geopolitical and regulatory risks facing the Company on both a near-term and long-term basis;
•evaluates the effectiveness and adequacy of the Company's risk management activities and adjust existing or implements additional mitigation efforts as appropriate to meet the Company's risk appetite; and
•reports to the Board and relevant committees on a periodic basis with respect to these risks and mitigation efforts.

The Company's annual ERM assessment and management's report to the Board and relevant committees typically occurs in the Company's third fiscal quarter each year to align with the Company's annual strategic review process in advance of budget setting for the following fiscal year. In addition, management monitors identified risks and mitigation steps throughout the year in management meetings and through audits and analysis of capital decisions and reports updates to the Board and relevant committees on a periodic basis.

The Board has designated the Audit Committee with primary responsibility for overseeing the ERM program. The Audit Committee makes periodic updates to the Board regarding the risks identified in the ERM process and maintains oversight of improvements to the program.

Board Oversight in ERM Process

In addition, the Board and each of its committees play significant roles in carrying out the risk oversight function including the assessment of the Company's ERM program. In particular:

•Board. The Board oversees the management of enterprise-wide risks, such as those related to the macroeconomic and political climate, strategic decisions, entry into new markets, significant operational risks, customer issues, and significant operating incidents or disruptions, including the Company's response to recent supply chain constraints and the exit of the Company's operations in Russia following the escalation of the Russo-Ukrainian war.

•Audit Committee. The Audit Committee oversees the management of risks related to financial reporting, internal controls, cyber security, and legal and regulatory requirements, including anti-bribery and corruption. For example, the Audit Committee:

◦reviews reports from the Company's independent auditors, and internal audit and compliance teams at each regular quarterly meeting and meets in executive sessions with these representatives as needed;
◦reviews and approves the internal audit plan and receives reports on all internal audits;
◦reviews the Company's risks and mitigation plans related to cybersecurity and information technology systems;
◦engages third party advice or counsel in compliance matters; and
◦reviews the reporting process for the Company's publicly disclosed environmental and social metrics, including the reporting principles adopted by the Company's management for such metrics.

•N&CG Committee. The N&CG Committee oversees legal, regulatory and compliance risks as they relate to corporate governance structures and processes. For example, the N&CG Committee:

◦reviews and monitors significant matters of corporate responsibility and sustainability and ensures appropriate oversight of these issues by the Board, its committees and the Company's management;
◦reviews the Board's succession plans, including maintenance of the director skills matrix to help monitor the current qualifications and characteristics of the Board and aid in assessing new director candidates;

◦reviews the Company's code of business conduct, corporate governance guidelines and constitutional documents to ensure the Company maintains the highest ethical and corporate governance standards; and
◦implements the Board's annual self-assessment process.

•HCMC Committee. The HCMC Committee reviews risks related to compensation matters and oversees risks related to the Company's strategies regarding human capital matters, including diversity and inclusion. For example, the HCMC Committee:

◦reviews all compensation for the Company's executive officers;
◦engages independent compensation consultants as deemed appropriate;
◦assesses individual CEO performance on an annual basis in connection with setting CEO compensation;
◦oversees the Company's executive compensation programs to be competitive with those of peer companies and monitors the programs against trends in executive compensation and risks on an annual basis;
◦evaluates the mix of short-term and long-term compensation to appropriately balance incentive and performance based compensation to help ensure that the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results;
◦establishes rigorous financial, operational and strategic metrics for the Company's annual cash bonus program;
◦approves the annual cash bonuses based upon audited financial statements for the performance period;
◦monitors the Company's clawback policy;
◦meets regularly with management to understand the financial, human capital and stockholder implications and risks of compensation decisions being made; and
◦reviews management's annual assessment of potential risks associated with the Company's incentive compensation practices and policies and solicits input from the HCMC's independent compensation consultant regarding programs and factors which could mitigate or encourage excessive risk taking and, in the first quarter of Fiscal 2024, the HCMC Committee determined that risks arising from such programs were not reasonably likely to have a material adverse effect on the Company.

•Finance Committee. The Finance Committee assesses risk with respect to the financial profile of the Company and in connection with major transactions. For example, the Finance Committee:

◦reviews quarterly the Company's merger and acquisition pipeline;
◦provides oversight of the Company's hedging and foreign currency programs;
◦reviews significant capital projects for recommendation to the Board for approval;
◦monitors the Company's debt profile and cash reserves; and
◦provides oversight of the Company's investor relations program.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers against liabilities actually and reasonably incurred in such capacities, including attorneys’ fees, judgments, fines and amounts paid in settlement, with respect to any matter in which the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that we will indemnify our directors and officers to the fullest extent authorized by the DGCL. Our Certificate of Incorporation provides that this right to indemnification is a contract right, and we may, from time to time, and in the ordinary course of business, enter into contracts under which our directors and officers are provided with such rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts. We have entered into indemnification agreements with each of our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of his status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature).

Our Bylaws further provide that we will indemnify and hold harmless, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such person; provided, however, that we will not be required to indemnify a person in connection with any action, suit or proceeding that is initiated by such person unless such action, suit or proceeding was authorized by our Board.

Our Certificate of Incorporation also eliminates the personal liability of our directors to the fullest extent permitted by Section 102 of the DGCL, which provides that a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 does not, however, permit a corporation to eliminate or limit liability for: (i) any breach of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit. We have purchased liability insurance covering our directors and officers and certain other management personnel.

No Hedging or Pledging Policy

The Company's insider trading policy prohibits our executive officers, directors and employees from entering into any hedging transactions with respect to Company securities, pledging Company securities or holding Company securities in a margin account. The Company requires that all executive officers and directors confirm annually that they do not hold any Company securities subject to any hedging, pledging or margin account arrangement.

Political Activities and Public Policy Participation

The Company's Code of Business Conduct and Ethics prohibits the use of Company funds and assets for political activities, including political contributions. The Company may make expenditures to advocate particular viewpoints on public policy issues or support intermediaries, such as lobbyists, that advocate on the Company's behalf. The Company's legal department oversees this type of advocacy on behalf of the Company. The Board provides oversight over the Company's lobbying efforts and receives an annual report from management about any Company lobbying expenditures.

Attendance of Directors at the Annual Meeting of Stockholders

Directors are strongly encouraged to attend the Company's annual meeting of stockholders unless extenuating circumstances prevent them from attending, although the Company has no formal, written policy requiring such attendance. All of the Company's directors attended the 2023 Annual Meeting of Stockholders.

Proxy Access

Our Bylaws provide proxy access for our stockholders. The Board believes that the majority of the Company's stockholders generally support the concept of proxy access; however, the Board recognizes that stockholders are not unanimous in this view nor the specific terms under which proxy access should be adopted. The Company's proxy access provisions permit a stockholder, or group of up to twenty (20) stockholders, owning an aggregate of three percent (3%) or more of the Company's outstanding common stock continuously for at least three (3) years to nominate director candidates for inclusion in the Company's proxy materials for an annual meeting of stockholders constituting up to the greater of (i) twenty percent (20%) of the Board or (ii) two (2) individuals; provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Communications with Directors

A stockholder or other interested party who wishes to communicate directly with the Board, its independent directors, one of its committees or with an individual director regarding matters related to the Company should send the communication, with a request to forward the communication to the intended recipient or recipients, to:

Thermon Group Holdings, Inc.
Attention: General Counsel
7171 Southwest Parkway
Building 300 | Suite 200
Austin, Texas 78735

We will forward stockholder correspondence, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Further, we will not forward any abusive, threatening or otherwise inappropriate materials.

DIRECTOR SELECTION & QUALIFICATIONS

Our Board currently consists of nine (9) directors with each director serving a one-year term expiring at the 2024 Annual Meeting. The authorized number of directors is presently fixed at nine (9) and, following the 2024 Annual Meeting, will be reduced to seven (7). Messrs. McGinty and Nesser will not stand for re-election at the 2024 Annual Meeting in compliance with the Company's Director Retirement Policy.

Upon the recommendation of the N&CG Committee, the Board has nominated each of John Clarke, Linda Dalgetty, Roger Fix, Marcus George, Victor Richey, Angela Strzelecki, and Bruce Thames for re-election at the 2024 Annual Meeting. Each of the directors elected at the 2024 Annual Meeting will serve a one-year term expiring at the 2025 Annual Meeting of Stockholders (the "2025 Annual Meeting") and will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

Each of the nominees has indicated his or her willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve at the time of the 2025 Annual Meeting, the Board, at its discretion, may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee, unless instructions are given to the contrary.

Name	Position	Age[1]	Director Since	Years of Service[1]
John Clarke	Chairman of the Board	71	2019	5
Linda Dalgetty	Director	62	2018	6.3
Roger Fix	Director	71	2019	5
Marcus George	Director	54	2010	14.3
Victor Richey	Director	66	2023	0.7
Angela Strzelecki	Director	57	2023	1.9
Bruce Thames	Director, President and CEO	61	2016	8.3

(1)    Age and years of service presented in number of years as of the date of the 2024 Annual Meeting.

Director Selection Process

The Company has not established specific minimum education, experience or skill requirements for potential Board or committee members. In general, the N&CG Committee and the Board will consider, among other qualifications and characteristics, a candidate's work and other experience, character, background, ability to exercise sound judgment, integrity, ability to make independent analytical inquiries, problem-solving skills, diversity, age, demonstrated leadership, work ethic, other skills (including financial literacy), understanding of the Company’s business environment, willingness and capacity to devote adequate time to Board duties, independence and potential conflicts of interest. Each individual is evaluated in the context of the Board as a whole with the objective of retaining a group with diverse and relevant experience that can best perpetuate the Company’s success and represent stockholder interests through sound judgment. When current Board members are considered for nomination for re-election, the N&CG Committee also takes into consideration their prior Board contributions, performance, meeting attendance and participation in continuing education activities.

The N&CG Committee may (but is not required to) identify nominees based upon suggestions by directors, management, outside consultants, including third-party search firms, and stockholders. Before considering any nominee, the N&CG Committee makes a preliminary determination as to the need for additional members of the Board. If a need is identified, members of the N&CG Committee discuss and evaluate possible candidates to explore in more depth and/or retain a third-party to conduct a search for qualified individuals. Once one (or more) candidate(s) is identified for further consideration, members of the N&CG Committee, as well as other members of the Board and management, as appropriate, interview the nominee(s). After completing this evaluation, the N&CG Committee makes a final recommendation and refers the nominee(s) to the full Board for consideration. The Board then makes a final determination as to director nominations and/or appointments.

The N&CG Committee and the Board will consider candidates recommended by stockholders in the same manner as other candidates. Stockholders may nominate candidates to serve as directors in accordance with the advance notice, proxy access and other procedures contained in our Bylaws.

Diversity

We are committed to cultivating a highly capable and diverse Board to represent the interests of our stockholders. Although the Board does not have a formal diversity policy, it construes diversity to mean a variety of opinions, perspectives, expertise, personal and professional experiences and backgrounds, including gender, race, age, culture and ethnicity, as well as other differentiating characteristics. The Board believes that diversity and variety of points of view contribute to a more effective decision-making process. When recommending director nominees for election, the N&CG Committee and the Board focus on how the experience and skill set of each director nominee complements those of fellow director nominees to create a balanced Board with diverse viewpoints and deep expertise. Our Board currently includes one racially diverse member and two female members. In selecting potential candidates for director succession purposes, our Board is committed to ensuring that the pool for director candidates includes candidates with diversity of race, ethnicity and gender in order to build on this diversity.

In addition, the Board and its committees engage in annual self-evaluations that include evaluations of diversity as well as the overall effectiveness of the Board and its committees.

Skills and Qualifications

The N&CG Committee actively maintains a director skills matrix to help monitor the current qualifications and characteristics of the Board as a whole, which it utilizes to aid in identifying what skills, qualifications or characteristics are desirable in assessing current director qualifications and in identifying desirable characteristics for new director candidates and planning for director succession. The N&CG Committee has identified the following specific experiences, qualifications and skills as critical in light of Thermon's strategic priorities, business objectives, operations and structure.

Strategic Skills

Global Experience. Thermon conducts business around the world. Growing sales outside of the United States, particularly in high growth regions, is a central part of Thermon’s long-term strategy. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures and a broad perspective on global business opportunities.

Industries, End-Markets & Growth Areas. Experience in the industries, end-markets and growth areas that Thermon serves is key to better understanding the needs of our customers and the issues facing our business.

Innovation and Technology. Innovation and technology are a core area for Thermon’s future growth and delivering on our core value proposition to our customers. Our ability to expand our leading physical technologies with software-enabled solutions is critical to securing new paths of growth for Thermon’s business.

Sales & Marketing. Developing new markets for our products and services is critical for driving growth. Our directors who have that expertise provide a much-desired perspective on how to better market and brand our products and services.

Manufacturing & Operations. Thermon’s ability to bring products to market requires management of a global manufacturing footprint, sourcing and supply chain. We believe that directors with experience managing a diverse manufacturing and operations footprint can provide a helpful perspective on how to more efficiently produce and distribute our products.

Key Attributes

Senior Leadership Experience. Thermon’s operations involve complex organizations and processes, strategic planning and risk management. Experience serving as a senior executive at a publicly traded company as well as hands-on leadership experience in core management areas, such as strategic and operational planning, financial reporting, compliance, risk management, and leadership development, provide a practical understanding of Thermon’s business.

Public Company Board Experience. Service on boards and committees of other public companies provides an understanding of corporate governance practices and trends as well as insights into board oversight and management.

Corporate Strategy & Business Development. Thermon’s ability to grow requires an understanding of how we allocate capital in various ways to run our operations, grow our businesses organically and inorganically, and return value to our stockholders.

Governance. As a public company, Thermon seeks to ensure appropriate governance structures and oversight to protect and serve its stockholders. We seek directors who understand effective oversight and transparency by the Board through corporate governance structures and processes.

Regulatory & Risk Management. Thermon’s operations require compliance with a variety of regulatory requirements and risks in numerous countries. In light of the Board’s role in risk oversight, we seek directors who can help to identify, manage and mitigate key risks, including cybersecurity, regulatory compliance, competition, financial, brand integrity, human capital, and intellectual property risks.

Financial Expertise. Thermon’s business requires complex financial management, capital allocation and financial reporting processes. We believe that an understanding of finance and financial reporting requirements is important for our directors to enable them to monitor and assess Thermon’s operating and strategic performance.

Board Skills Matrix

The table below highlights specific experience, qualifications, attributes, skills, and background information that the Board considered for each director nominee. A particular director may possess additional experience, qualifications, attributes, or skills, even if not expressly indicated below.

Director Biographies

The biographies below describe the skills, qualifications, attributes and experience of each of the nominees that led the Board to determine that it is appropriate to nominate each director.

John Clarke has served as director since July 2019 and as Chairman of the Board since November 2023. Mr. Clarke currently serves as a partner and member of the advisory board of Turnbridge Capital, LLC, a private equity firm investing in companies focused primarily on energy services and equipment and infrastructure, a position that he has held since 2011. From 2004 through 2009, Mr. Clarke served as the chief executive officer and executive chairperson of NATCO Group, Inc. (“NATCO”), a publicly traded oilfield equipment manufacturer and related services provider. During a two decade period beginning in the mid-1970s, Mr. Clarke served as the Chief Financial Officer or otherwise as a senior executive in several large, publicly-traded, energy-related companies, including Transco Energy Company, The Houston Exploration Company, Cabot Oil & Gas Corp., and Dynegy Inc. Mr. Clarke also served as a Managing Director of Simmons & Company from 1996 to 1997. Previously, Mr. Clarke has served as a director of Glori Energy, Inc. from 2011 to 2015, Tesco Corporation from 2011 to 2013 and Penn Virginia Corporation from 2009 to 2016. Mr. Clarke earned a B.A. in Economics from the University of Texas and a M.B.A. from Southern Methodist University. Mr. Clarke brings to the Board a wealth of managerial experience in publicly traded companies, including as both a chief executive officer and chief financial officer.

Linda Dalgetty has served as a director since May 2018. Ms. Dalgetty is currently the Chief Financial Officer of Shock Trauma Air Rescue Service (STARS), a charitable non-profit organization providing helicopter air ambulance services to Western Canada. Prior to joining STARS, Ms. Dalgetty served as Vice President, Finance and Services at the University of Calgary, from 2014 until 2021. In her role at the University of Calgary, she had direct responsibility for a large portfolio of university departments, including finance, human resources, information technology, risk, ancillary operations and internal audit. Prior to joining the University of Calgary in 2014, Ms. Dalgetty served as Senior Vice President and Chief Financial Officer of Saxon Energy Services, Inc. from 2013 to 2014, during which time she was responsible for all of the financial functions of a global organization, including reporting, planning, operational accounting and information technology. Prior to her role at Saxon, Ms. Dalgetty served from 1995 to 2013 in various roles of increasing responsibility at Nutrien Ltd. (NYSE: NTR) (formerly, Agrium Inc. ("Agrium")) and Agroservicios Pampeanos SA (a wholly-owned Argentinian subsidiary of Agrium), with her final role being Agrium's Chief Information Officer. Ms. Dalgetty began her early career working as an audit manager with Ernst & Young LLP from 1989 to 1995. Ms. Dalgetty holds a bachelor of commerce degree from the Haskayne School of Business at the University of Calgary. She is also a fellow of the chartered professional accountants and earned an associate diploma in agribusiness from the University of Guelph. Ms. Dalgetty brings broad-based North American and international financial expertise and business experience to the Board. In addition, Ms. Dalgetty has led crisis management efforts related to cybersecurity matters.

Roger Fix has served as director since July 2019. Mr. Fix served as the President and Chief Executive Officer of Standex International Corporation (“Standex”), a publicly traded diversified manufacturing and marketing company from 2003 until his retirement in 2014. He was Standex’s Chief Operating Officer from 2001 to 2002. Mr. Fix served on the Standex board of directors from 2001 to 2017 and was non-executive chairman of Standex from 2014 to 2016. Before joining Standex, he was employed by Outboard Marine Corporation, a marine manufacturing company, as Chief Executive Officer and President from 2000 to 2001 and Chief Operating Officer and President during 2000. He served as Chief Executive Officer of John Crane Inc., a global manufacturer of mechanical seals for pump and compressor applications in the process industry, from 1998 to 2000 and as its President - North America from 1996 to 1998. He was President of Xomox Corporation, a manufacturer of process control valves and actuators, from 1993 to 1996. Mr. Fix served as a director of Commercial Vehicle Group, Inc. from 2014 to 2024 and previously served as a director of Flowserve Corporation ("Flowserve") from 2006 to 2022 and as the non-executive chairman of Flowserve from 2017 to 2021. Mr. Fix holds a M.S. in Mechanical Engineering from The University of Texas at Austin and a B.S. in Mechanical Engineering from the University of Nebraska. Mr. Fix brings a wealth of experience in industrial manufacturing and international business to the Board as well as significant experience as a chief executive officer of a publicly traded company.

Marcus George has served as a director since April 2010. In 2015, Mr. George co-founded and is currently a partner at Onward Capital LLC ("Onward Capital"), a private equity firm focused on investing in and growing lower middle market industrial businesses. Mr. George previously served as a partner at the private equity firm CHS Capital LLC ("CHS") until March 2015. CHS is one of our former private equity sponsors. Mr. George joined CHS in 1997 and was promoted to partner in 2007. Prior to joining CHS, Mr. George was employed by Heller Financial, Inc. in the corporate finance group. He was also an associate at KPMG from 1991 to 1993. Mr. George previously served as a director of GSE Holdings, Inc., a global provider of engineered geosynthetic containment solutions for environmental protection and confinement applications, from June 2011 to August 2014. Mr. George holds a B.B.A. from the University of Notre Dame and a M.B.A. from the University of Chicago. We believe that Mr. George's substantial experience in private equity investments focused on infrastructure and industrial products and financial and capital markets matters bring important and valuable skills to the Board.

Dr. Angela Strzelecki has served as a director since September 2022. Dr. Strzelecki currently serves as President, Pharmaceutical Solutions for International Flavors & Fragrances, Inc. (“IFF”), a global producer of specialty chemicals for the food and beverage, fragrance, home and personal care, and health and wellness end markets, a position that she has held since IFF’s spin off from DuPont de Nemours, Inc. (“DuPont”) in February 2021. From 2018 to 2021, Dr. Strzelecki served as the Global Business Director, Pharmaceutical Solutions for DuPont, with oversight over DuPont’s pharmaceutical business unit. Dr. Strzelecki began her career with DuPont in 1992 and has served in various roles, including operations, marketing, corporate planning, and research and development during her time at DuPont. Dr. Strzelecki earned a B.S. in chemistry from King’s College and a doctorate in chemistry from The Pennsylvania State University. Dr. Strzelecki brings a wealth of experience in diverse end markets, corporate planning and international business.

Victor L. Richey has served as a director since December 2023. Until his retirement in September 2022, Mr. Richey was the chairman and chief executive officer of ESCO Technologies, Inc. (NYSE: ESE) (“ESCO”), a global provider of highly engineered products and solutions serving diverse end-markets, including aerospace and defense, industrial, the utility and renewable energy sectors, and radiofrequency shielding and testing. At ESCO, Mr. Richey served as chief executive officer from 2002, as well as chairman of the board from 2006, until his retirement in 2022. Mr. Richey has served on the board of directors of Nordson Corporation (NASDAQ: NDSN), a precision technology company serving consumer non-durable, medical, electronics and industrial end-markets, since 2010. He served in the United States Army from 1979 to 1985. Mr. Richey holds a Bachelor of Arts degree from Western Kentucky University and a Master of Business Administration degree from Washington University. Mr. Richey brings a wealth of experience in industrial manufacturing and international business to the Board, as well as significant experience as a chief executive officer and chairman of a publicly-traded company.

Bruce Thames joined the Company in April 2015 as Executive Vice President and Chief Operating Officer. He was promoted to President and Chief Executive Officer and appointed as a member of the Board on April 1, 2016. Prior to joining Thermon, Mr. Thames was Senior Vice President and Chief Operating Officer of TD Williamson in Tulsa, Oklahoma, a position he held since 2012. TD Williamson manufactures and delivers a portfolio of solutions to the owners and operators of pressurized piping systems for onshore and offshore applications. He joined TD Williamson in 2005 as Vice President, North America and also served as Vice President and General Manager, Eastern Hemisphere from 2010 to 2012. Mr. Thames began his career with Cooper Industries (formerly Intool), where he spent twelve years in various roles within the product engineering, marketing and operations groups. Mr. Thames then joined GE Energy (formerly Dresser Flow Solutions) ("Dresser") and served primarily as the Director of North American Operations and Product Director for Ball Valves globally for Dresser's Valve Group during his tenure from 2002 to 2005. Mr. Thames holds a B.S. in Mechanical Engineering from The University of Texas at Austin. Mr. Thames brings extensive leadership skills, international acumen, product innovation, operational experience in lean six/sigma and industry knowledge to the Board.

DIRECTOR COMPENSATION

For Fiscal 2024, the Board determined the form and amount of non-executive director compensation after its review of recommendations made by the HCMC Committee.

The Company's current non-executive director compensation program for Fiscal 2024 is set forth in the table below. This program remained the same as compared to Fiscal 2023. In addition to the retainers described below, we reimburse our non-executive directors for actual reasonable out-of-pocket expenses in accordance with the Company's typical expense reimbursement procedures.

	4/1/2023
Type of Annual Retainer[1]	Cash Amount	Equity Amount[2]
Board Member	$70,000	$95,000
Audit Committee Chair	$20,000	$—
Finance Committee Chair	$20,000	$—
HCMC Committee Chair	$20,000	$—
N&CG Committee Chair	$20,000	$—
Independent Chairperson	$52,500	$—

(1)    All annual retainers are paid in quarterly installments at the beginning of each quarter, and no additional meeting attendance fees were paid during Fiscal 2024.
(2)    The annual equity retainer is granted in four equal installments on each of following dates: April 1, July 1, October 1 and January 1, with each equity award being 100% vested on the applicable grant date.

The following table provides information regarding the compensation paid to non-executive directors during Fiscal 2024. Mr. Thames did not receive any additional compensation for his service as a member of the Board during Fiscal 2024. The compensation paid to Mr. Thames is presented below under the section entitled "Executive Compensation."

FISCAL 2024 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid In Cash	Stock Awards[1]	Total
John Clarke[2]	$98,125	$94,954	$193,079
Linda Dalgetty	$90,000	$94,954	$184,954
Roger Fix	$75,000	$94,954	$169,954
Marcus George	$90,000	$94,954	$184,954
Kevin McGinty	$85,000	$94,954	$179,954
John Nesser[3]	$109,375	$94,954	$204,329
Victor Richey[4]	$22,446	$30,451	$52,897
Angela Strzelecki	$75,000	$94,954	$169,954

(1)On each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024, the Company granted a stock award to each of the then-serving non-executive directors equal to 953, 892, 864 and 729 shares of the Company’s common stock, respectively. For each award, the number of shares was determined by dividing $23,750 by the per-share closing price of the Company’s common stock on the date of grant (rounded down to the nearest whole share). Each stock award was 100% vested on the grant date. The per-share closing price on each of March 31, 2023, June 30, 2023, September 29, 2023 and December 29, 2023 was $24.92, $26.60, $27.47 and $32.57, respectively. Mr. Richey received a prorated award of 221 shares of the Company's common stock upon joining the Board on December 6, 2023. The per-share closing price on December 6, 2023, was $30.35.
(2)The fees received by Mr. Clarke include an additional annual retainer of $52,500 paid in quarterly installments at the beginning of each quarter for his service as Chairman, prorated based on the commencement of his service as Chairman, on November 8, 2023.
(3)The fees received by Mr. Nesser include an additional annual retainer of $52,500 paid in quarterly installments at the beginning of each quarter for his service as Chairman, prorated based on his service as Chairman, through November 7, 2023.
(4)Mr. Richey received prorated compensation upon joining the Board on December 6, 2023.

Stock Ownership Guidelines (Non-Executive Directors)

Our Board has adopted stock ownership guidelines for its non-executive directors and delegated oversight to the HCMC Committee. The stock ownership guideline for non-executive directors is equal to four (4) times the annual cash retainer for serving as a non-executive director (for Fiscal 2024, $280,000). Each non-executive director is required to meet the guideline within five (5) years of the later of: (i) January 23, 2020, the date of adoption of the revised stock ownership guidelines; or (ii) his or her election or appointment to the Board. As of the Record Date, all of the Company's non-executive directors met the requisite stock ownership guideline or are within the initial five-year period.

In measuring stock ownership, the HCMC Committee will consider all beneficially owned shares of the Company's common stock, time-based restricted share units, time-based restricted shares, shares held in a pension or other deferred compensation plan, and shares owned indirectly. Any performance awards or unexercised share appreciation rights or options are not considered in calculating each individual's stock ownership for purposes of the stock ownership guidelines. For information on the stock ownership guidelines for the Company's named executive officers, see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines (Named Executive Officers)."

Each non-executive director must meet or exceed his or her requisite stock ownership threshold immediately prior to any disposition of shares or share equivalents obtained through an equity grant (other than shares used to pay applicable withholding taxes or the exercise price of stock options). This 100% retention requirement applies during any time period in which the individual’s stock ownership threshold has not been achieved, including during the initial five-year period. If on December 31 of a calendar year, an individual is in compliance with this retention requirement based upon the closing price of the Company’s shares on the NYSE as of such date, the retention requirement will subsequently be translated into a fixed share amount whereby such number of shares times the closing price on such date equates to the applicable ownership requirement. As long as such individual continues to hold such fixed share amount, he/she will be deemed in compliance with the stock ownership guidelines (i.e., once met, always met).

If a non-executive director does not meet the requisite threshold or demonstrate sustained progress toward meeting the threshold, the Board has discretion to reduce future long-term incentive grants or pay future cash compensation in the form of equity.

Nonqualified Deferred Compensation Plan

The Company has adopted a non-qualified deferred compensation plan (the "NQDCP") under which non-executive directors may elect to defer director fees and other cash or equity-based compensation. Subject to applicable tax laws, participants may elect when to receive payment of their account balances under the NQDCP. If elected by the participant or as otherwise required by the NQDCP, payment may accelerate in connection with certain events, including death, disability, termination of service and/or a change in control. Compensation deferred under the NQDCP is subject to income tax when distributed from the NQDCP and may accumulate tax-deferred earnings.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of nine (9) directors with each director serving for a one-year term expiring at the 2024 Annual Meeting. The number of directors is presently fixed at nine (9) directors by resolution of the Board and, following the 2024 Annual Meeting, will be reduced to seven (7). Messrs. McGinty and Nesser will not stand for re-election at the 2024 Annual Meeting in compliance with the Company's Director Retirement Policy.

Upon the recommendation of the N&CG Committee, the Board has nominated each of Ms. Dalgetty, Dr. Strzelecki, and Messrs. Clarke, Fix, George, Richey, and Thames for re-election at the 2024 Annual Meeting. Each director elected at the 2024 Annual Meeting will serve a one-year term expiring at the 2025 Annual Meeting. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier resignation or removal.

Each of the nominees has indicated his or her willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

The Board unanimously recommends that stockholders vote "FOR" the re-election of each of Ms. Dalgetty, Dr. Strzelecki and Messrs. Clarke, Fix, George, Richey, and Thames.

AUDIT AND NON-AUDIT FEES

The following sets forth fees billed for the audit and other services provided by KPMG for Fiscal 2024 and Fiscal 2023.

	Year Ended March 31, 2024	Year Ended March 31, 2023
Audit Fees[1]	$2,050,000	$1,680,000
Audit-Related Fees[2]	$—	$—
Tax Fees[3]	$—	$—
All Other Fees[4]	$—	$—
Total	$2,050,000	$1,680,000

(1)Consists of fees and expenses for the integrated audit of annual financial statements, reviews of the related quarterly financial statements, and reviewing documents filed with the SEC.
(2)Consists of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of financial statements that are not "Audit Fees."
(3)Consists of fees and expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding international, federal and state tax compliance, due diligence and tax planning and structuring services.
(4)Consists of fees and expenses for products and services that are not "Audit Fees," "Audit-Related Fees" or "Tax Fees."

Pre-Approval Policies and Procedures

All services rendered by KPMG were permissible under applicable laws and regulations and were pre-approved by our Audit Committee. As described above under "Committees of the Board—Audit Committee", the Audit Committee is responsible for the selection, appointment, engagement, oversight, retention, evaluation and termination of our external auditors. In addition, the Audit Committee is responsible for the pre-approval of all audit and non-audit services, including tax services, to be provided, consistent with all applicable laws, to us by our external auditors; and the establishment of the fees and other compensation to be paid to our external auditors. The Audit Committee has reviewed the external auditors’ fees for audit and non-audit services for Fiscal 2024. The Audit Committee has also considered whether such non-audit services are compatible with maintaining the external auditors’ independence and has concluded that they are compatible at this time.

The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with that policy, the Audit Committee has given its pre-approval for the provision of all audit and review services to be performed by the independent registered public accounting firm for Fiscal 2025. All other services must be specifically pre-approved by the Audit Committee or by a member of the Audit Committee to whom the authority to pre-approve the provision of services has been delegated.

Furthermore, the Audit Committee will review the external auditors’ proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve any disagreements between our management and our external auditors regarding financial reporting, will regularly review with the external auditors any problems or difficulties the auditors encountered in the course of their audit work and will, at least annually, use its reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items): (i) the auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors; (iii) the independence of the external auditors; and (iv) the aggregate fees billed by our external auditors for each of the previous two fiscal years.

AUDIT COMMITTEE REPORT

The Audit Committee's primary responsibilities include assisting the Board in its oversight of the Company’s financial reporting process, appointing the independent registered public accounting firm and reviewing the services performed by the independent registered public accounting firm. The Audit Committee does not itself prepare financial statements or perform audits and its members are not auditors or certifiers of the Company's financial statements.

In performing its oversight responsibility, the Audit Committee has:

•reviewed and discussed the audited year-end financial statements with management, which has primary responsibility for the financial statements;

•discussed with KPMG, the Company’s independent registered public accounting firm for Fiscal 2024, the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and discussed with KPMG its independence.

The Audit Committee also discussed with the auditors matters related to our internal control over financial reporting. Based on these discussions and the written disclosures received from the independent auditors, the Audit Committee recommended to the Board inclusion of the audited year-end financial statements in the 2024 Annual Report.

Submitted by the Audit Committee of the Board of Directors
Linda Dalgetty (Chair)
Roger Fix
Marcus George
Victor Richey

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP ("KPMG") has been our independent registered public accounting firm since June 14, 2013. The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2025. Our Board recommends the ratification of the Audit Committee's appointment of KPMG. If our stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that one or more representatives of KPMG will attend the 2024 Annual Meeting and will be given an opportunity to make a statement if he or she so desires. The representative(s) will also be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that stockholders vote "FOR" the ratification of the Audit Committee's appointment of KPMG as our independent registered public accounting firm for Fiscal 2025.

HCMC COMMITTEE REPORT

The HCMC Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the HCMC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement prepared in connection with the 2024 Annual Meeting and the Company’s 2024 Annual Report.

Submitted by the Human Capital Management & Compensation Committee of the Board of Directors
Angela Strzelecki (Chair)
Roger Fix
Marcus George
Kevin McGinty
Victor Richey

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Company is committed to best practices in corporate governance. As part of this commitment, the HCMC Committee has designed the Company's executive compensation program to align pay and performance.

This compensation discussion and analysis (this "CD&A") provides an explanation of our executive compensation programs, including the objectives of such programs and the rationale for each element of compensation, for the individual serving as our CEO and our Chief Financial Officer ("CFO") during Fiscal 2024, and our three other most highly compensated executive officers as prescribed by the rules of the SEC (collectively, the "Named Executive Officers"). This CD&A also describes the actions and decisions of the HCMC Committee as it relates to Fiscal 2024 compensation decisions. The CD&A should be read together with the compensation tables and related disclosures that follow this section.

For Fiscal 2024, our Named Executive Officers are as follows:

Name	Title
Bruce Thames	President and Chief Executive Officer
Kevin Fox[1]	Former Senior Vice President & Chief Financial Officer
David Buntin	Senior Vice President, Thermon Heat Trace and R&D
Thomas Cerovski	Senior Vice President, Global Sales
Mark Roberts	Senior Vice President, Thermon Heating Systems & Engineering

(1)    As previously disclosed, Mr. Fox stepped down as our Senior Vice President & Chief Financial Officer, effective April 12, 2024. Mr. Fox did not receive any severance benefits in connection with his resignation from the Company.

Executive Summary

Fiscal 2024 Performance Summary

•We achieved record revenue in Fiscal 2024 and completed the acquisition of Vapor Power to further enhance our exposure to diversified markets and expanding our product offerings for decarbonization opportunities.
•We continue to make solid progress on the strategic diversification of our end markets, as non-oil and gas sales accounted for 68% of total sales.
•Through our digitization strategy, we are also seeing an accelerating rate of adoption of our Genesis Network, providing our customers full operational awareness of their heat trace systems.
•Our solutions are also enabling decarbonization through the electrification of heat and the long-term transition toward sustainable energy sources, including through the boiler products offered by our recent acquisition of Vapor Power.
•With a strong backlog, exposure to high-growth energy transition and decarbonization end markets, a leading global brand and a strong balance sheet, we believe that we are well-positioned to continue to deliver strong results and create value for stockholders in Fiscal 2025.
A summary of the Company’s Fiscal 2024 performance is as follows:
•Delivered profitable growth with Fiscal 2024 revenue of $495.0 million, up 12% from Fiscal 2023, net income of $51.8 million, up 54% from Fiscal 2023, and GAAP EPS of $1.51, up 51% from Fiscal 2023.
•Achieved Adjusted EBITDA of $104.2 million, an increase of 12% from Fiscal 2023. Please refer to "Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2024 Annual Report for a reconciliation of Non-GAAP Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP measure.

Fiscal 2024 Key Compensation Actions

We believe that (i) Thermon's executive leadership team should drive financial performance while building long-term stockholder value; (ii) management's interests should be closely aligned with the interests of our stockholders and compensation should align pay with critical business objectives through the use of performance-leveraged incentive opportunities; and (iii) in light of the Company’s strategic diversification initiatives and recognizing that there a few directly-comparable publicly-traded peers, incorporating performance metrics that are directly linked to management’s decisions and drive future stockholder value creation should remain a fundamental philosophy underpinning our incentive plans’ designs. In recognition of these goals, the Company replaced the relative total stockholder return (“RTSR”) performance metric for awards under the Company’s long-term incentive plan for Fiscal 2024 with a metric tied to the achievement of adjusted return on invested capital ("ROIC"). We believe ROIC better incentivizes our management team to focus not only on profitability, but also on capital efficiency and value creation, all of which support future shareholder returns. Furthermore, we believe ROIC creates improved line-of-sight for management (in comparison to RTSR), directly linking Company performance and incentive-based pay results. This new performance metric represented 30% of the total target opportunity under our long-term incentive program for each Named Executive Officer in Fiscal 2024.

Key Compensation Program Highlights

The HCMC Committee believes that our executive compensation program is well-balanced and does not encourage unreasonable risk-taking, as summarized by the key features below:

What We Do		What We Do Not Do
✓	Pay-for-performance	-	No "single-trigger" cash severance benefits
✓	Heavy emphasis on variable compensation	-	No repricing or backdating of stock options without stockholder approval
✓	Majority of long-term incentive awards are performance-based	-	No cash buyout of underwater stock options without stockholder approval
✓	Rigorous stock ownership guidelines	-	No hedging of Company stock
✓	Clawback provisions	-	No pledging of Company stock
✓	Independent compensation consultant	-	No multi-year guarantees for salary increases
✓	Ongoing stockholder outreach	-	No tax gross-ups on termination benefits
		-	No Employment Contracts

Consideration of Say-on-Pay Vote Results and Stockholder Feedback

The Company provides its stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation paid to its Named Executive Officers (a "Say-on-Pay" vote). At our 2023 Annual Meeting of Stockholders, approximately 97.6% of the votes cast on the 2023 Say-on-Pay proposal were voted in favor of the proposal. Accordingly, the HCMC Committee believes these results affirmed broad stockholder support of our approach to executive compensation and did not make any changes to the executive compensation program for Fiscal 2024 in response to the 2023 Say-on-Pay vote.

The Company actively engages in discussions with stockholders on an ongoing basis and values the feedback provided by its stockholders on a variety of corporate governance trends, including executive compensation. As part of this ongoing dialog, the Company received feedback from stockholders requesting that long-term compensation better incentivize an increased focus on capital efficiency, in addition to profitability. As a result of this feedback from stockholders, the HCMC Committee adopted a new ROIC performance metric for use in the Fiscal 2024 long-term incentive compensation for Named Executive Officers. Please refer to "Fiscal 2024 Key Compensation Actions" above for additional information regarding this new performance metric. The HCMC Committee intends to continue to consider the results of future Say-on-Pay votes as well as stockholder feedback when making future compensation decisions for our Named Executive Officers.

Our Compensation Philosophy

We believe our business benefits from a capable and experienced management team that is responsible for maintaining and building on our leadership position in the industrial process heating industry. We have sought to establish a competitive executive compensation program that enables us to attract, retain, incentivize and reward skillful, experienced and dedicated executives who can contribute both to our short- and long-term success. Our executive compensation program is designed to reward strong financial performance and a significant portion is tied to the achievement of measurable operational, strategic, market and tactical objectives, which we believe motivates management to maximize performance and build long-term stockholder value.

Some of the key principles of our executive compensation program include:

•management’s interests should be closely aligned with the interests of our stockholders;
•compensation must be competitive with that offered by other companies that compete with us for executive talent and enable us to attract and retain highly-qualified executive leadership;
•differences in compensation should reflect differing levels of responsibilities and performance; and
•performance-based compensation should focus on critical business objectives and align pay through performance-leveraged incentive opportunities.

Compensation Peer Group

Recruiting, hiring, retaining and motivating executives and employees with specialized industry experience necessary to manage and operate a global industrial process heating business is key to our success. In making compensation decisions for our Named Executive Officers, each element of their total direct compensation is compared against published compensation data and data provided by Mercer, LLC ("Mercer"), the HCMC Committee's independent compensation consultant. Compensation data from similarly situated companies with whom the Company competes for talent plays an important role in the process used by the HCMC Committee to determine the design, components and award levels in our executive compensation program. Establishing a peer group to evaluate compensation decisions is difficult because we operate in a specialized industry in which there are few, if any, direct peers. In determining the peer group, the HCMC Committee, with the assistance of its independent compensation consultant, selected publicly-traded companies in the same or similar industries that, in its view, compete with the Company for talent and have revenue, assets, market capitalization and enterprise value that are generally comparable to the Company (the "Compensation Peer Group").

Each year, the HCMC Committee, with the assistance of Mercer, reviews the appropriateness of the Company's Compensation Peer Group using the following process:

•reviews the current Compensation Peer Group to determine if the number of companies is appropriate and provides statistical validity;
•revisits qualifications of all current peers, including revenues, market capitalization, operations, industry and proxy advisory considerations;
•assesses current and potential competitors for executive level talent;
•evaluates similar companies that are not currently in the Compensation Peer Group; and
•proposes changes, if any, to the current Compensation Peer Group.

In determining the Compensation Peer Group for Fiscal 2024, with the assistance of Mercer, the HCMC Committee looked at the following criteria in selecting members of the Compensation Peer Group:

Primary Criteria	Secondary Criteria
Value-Added Manufacturing Providing Solutions & Services	Market-Value to Revenue Ratio
Annual Revenue	Adjusted Operating Margin
Market Capitalization	Global Footprint
End Market Exposure

In reviewing these criteria, the HCMC Committee found that there are no similarly-sized, independent publicly-traded companies exactly like the Company. As a result, in identifying potential peers, the HCMC Committee selected peers that generally met a number of the criteria (but not necessarily all criteria) set forth above at the time of the review. Following this review, the HCMC Committee did not make any changes to the Compensation Peer Group for Fiscal 2024.

Fiscal 2024 Compensation Peer Group
Allient Inc.	Dril-Quip, Inc.	Orion Energy Systems, Inc.
Aspen Aerogels, Inc.	Hurco Companies, Inc.	Powell Industries, Inc.
CECO Environmental Corp.	Matrix Service Company	Preformed Line Products Company
CTS Corporation	MISTRAS Group	The Gorman-Rupp Company
DMC Global	NCS Multistage Holdings, Inc.	Vishay Precision Group, Inc.

We use the Compensation Peer Group:

•As an input, along with compensation survey data, in developing base salary ranges, annual incentive targets and long-term incentive award ranges;
•To evaluate the form and mix of long-term incentive awards granted to our Named Executive Officers;
•To assess the competitiveness of total direct compensation awarded to our Named Executive Officers;
•To evaluate share ownership guidelines and other compensation practices; and
•As an input in designing compensation and benefit plans.

In making compensation decisions and using the Compensation Peer Group, the HCMC Committee does not target a specific market percentile for compensation, but rather subjectively considers the competitive conditions and the circumstances of each Named Executive Officer's situation, including experiences, scope of responsibilities, tenure in current position, retention needs and individual performance.

Elements of Our Compensation Program

We have three primary elements of total direct compensation for our Named Executive Officers: (i) market competitive base salary; (ii) short-term cash bonus incentives; and (iii) long-term equity incentives. Approximately, 74% of our CEO's and 57%, on average, of our other Named Executive Officers' target total direct compensation is performance-based - tied to the Company's financial, operations, and/or stock price performance - and not guaranteed. We also provide various benefit programs and limited business-related perquisites.

The balance among the three elements of total direct compensation is established annually by the HCMC Committee and is designed to recognize past performance, retain and incentivize key employees and encourage future performance. When conducting its annual deliberations, the HCMC Committee, with the help of Mercer, reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to the reference group. The HCMC Committee also considers pay and employment conditions of other employees within the Company as well as the external market in determining executive compensation. The HCMC Committee believes that the design of our executive compensation program is appropriate, competitive and balances the interests of both management and the Company's stockholders.

What We Pay		Why We Pay
Base Salary (Cash)	-	To attract and retain talent
	-	To provide a fixed base of compensation
Short-Term Incentives (Cash)	-	To drive achievement of key business results on an annual basis
	-	To recognize individuals based upon their contributions
	-	Awards are performance-based and not guaranteed
Long-Term Incentives (Equity)	-	To directly tie interests of executives to the interests of our stockholders
	-	To retain and motivate key talent
	-	Performance awards are performance-based and not guaranteed and time-based awards are at-risk as their value fluctuates with stock price performance
	-	To drive achievement of key business results relative to our long-term business plan
Benefits	-	To provide a safety net to protect against the financial catastrophes that can result from illness, disability or death
	-	Named Executive Officers generally participate in the same benefit plans as the broader employee population in the United States
	-	Includes medical, dental, life, retirement and disability plans
Perquisites	-	Limited perquisites

Pay Mix

Variable compensation, which includes short-term and long-term incentives, represents approximately 74% of target total direct compensation for our CEO, and approximately 57%, on average, for our other current Named Executive Officers.

CEO
VARIABLE & AT RISK: 74%
31%
26%
17%
26%
AVERAGE OF OTHER NEOs
VARIABLE & AT RISK: 57%
21%
25%
11%
43%
Salary
STIP
PSU Award
RSU Award

In deriving these figures, we consider our Named Executive Officers' target total direct compensation to include base salary at the end of Fiscal 2024, target short-term incentive payment, and target long-term incentives.

Base Salary

Competitive base compensation supports the Company's ability to attract and retain key executive talent. Base salaries are intended to provide a competitive foundation and a fixed rate of pay for the work being performed by each executive officer that is sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our Named Executive Officers reflect each executive’s scope of responsibility and accountability, as well as the complexity of the applicable position. The following table sets forth the base salaries at the end of Fiscal 2024 as compared to the base salaries at the end of Fiscal 2023:

Named Executive Officer	March 31, 2023 Base Salary	March 31, 2024 Base Salary	Percent Change
Bruce Thames	$670,000	$696,800	4%
Kevin Fox[1]	$385,000	$400,400	4%
David Buntin	$330,993	$344,233	4%
Thomas Cerovski[2]	$336,000	$369,600	10%
Mark Roberts	$330,750	$343,980	4%

(1)    As previously disclosed, Mr. Fox separated from the Company in April 2024.
(2)    Mr. Cerovski received an increase to his base salary of 10.0%, effective July 1, 2023, which includes a performance adjustment to recognize the strong performance of the Global Sales organization under his leadership.

Short-Term Incentives

Historically, we have provided our Named Executive Officers and certain other employees worldwide with the opportunity to earn annual cash incentives based on overall Company performance. We believe that short-term incentives help create a "pay for performance" culture through an opportunity to earn competitive compensation that is linked to our annual performance, as well as hold our executives and employees accountable and reward them based on actual business results.

The Company's short-term incentive program for Fiscal 2024 (the "FY24 STIP") was funded based upon the Company's annual performance relative to: (i) revenue; (ii) Adjusted EBITDA (as defined below); (iii) safety performance; and (iv) certain diversity and inclusion metrics (as identified below).

Performance Metric	Purpose
Revenue	To focus management on the top-line growth of the business.
Adjusted EBITDA	To focus management on driving the Company's near-term operational profitability, as well as profitable growth.
Safety	To focus management on achieving our annual business objectives while maintaining high quality operating and workplace standards.
Diversity & Inclusion	To focus management on supporting an inclusive workforce, where diverse backgrounds are represented, engaged, and empowered to inspire innovative ideas and decisions.

In setting the FY24 STIP opportunities for each of the Named Executive Officers, the HCMC Committee elected to keep the same opportunities, as a percentage of base salary, as were set for Fiscal 2024.

Named Executive Officer	Target Opportunity (% of Base Salary)		Fiscal 2024 STIP Payout at Target[1]
	FY23 STIP	FY24 STIP
Bruce Thames	100%	100%	$689,990
Kevin Fox[2]	65%	65%	$252,739
David Buntin	50%	50%	$170,434
Thomas Cerovski	75%	75%	$270,797
Mark Roberts	50%	50%	$170,309

(1)    For Named Executive Officers who received a mid-year increase in base salary or annual bonus target opportunity, FY24 STIP payments were calculated based upon such Named Executive Officer's base salary and target opportunity as of April 1, 2023, for the period beginning on such date and ending on the date of such Named Executive Officer's base salary or target opportunity increase, and based upon such Named Executive Officer's new base salary or target opportunity, as applicable, for the remainder of Fiscal 2024.
(2)    As previously disclosed, Mr. Fox separated from the Company in April 2024. As a result of his separation, Mr. Fox was not eligible to receive a payment under the FY24 STIP.

The following table and footnotes provide additional detail on the FY24 STIP, including the pre-determined threshold, target, and maximum performance goals and the Company's actual performance in Fiscal 2024. If the Company's performance did not meet or exceed the pre-determined threshold performance level, there would be a zero payout with respect to the applicable performance metric.

	Fiscal 2024 Performance Goals			Fiscal 2024 Actual Performance	Resulting % of Target Payout		Weighting		Weighted % of Target Earned
Performance Metric	Threshold (50% of Target)	Target (100% of Target)	Maximum (200% of Target)			x		=
Revenue[1]	$436.4	$484.9	$533.4	$476.7	91.6%		30.0%		27.5%
Adjusted EBITDA[2]	$95.5	$108.5	$117.2	$100.8	70.4%		60.0%		42.2%
Safety[3]	75.0	87.5	95.0	91.0	146.7%		5.0%		7.3%
Diversity[4]	1 Target Achieved	2 Targets Achieved	3 Targets Achieved	1 Targets Achieved	50.0%		5.0%		2.5%
Total									79.5%

(1)Performance goals in millions. For purposes of the FY24 STIP, "revenue" is defined as the Company's GAAP revenue.
(2)Performance goals in millions. For purposes of the FY24 STIP, "Adjusted EBITDA" is defined as the Company's GAAP net income plus:(i) net interest expense; (ii) income tax expense; (iii) depreciation and amortization expense; (iv) stock-based compensation expense; and (v) restructuring and other significant one-time charges.
(3)For purposes of the FY24 STIP, "safety" represents the attainment of specified safety metrics. The Company maintains a database to effectively track workplace incidents, near-misses and potential hazards. The safety metric has been structured such that the Company earns points towards a composite score in four different categories: (i) total recordable incident rate ("TRIR"), weighted 20%; (ii) lost time incident rate ("LTIR"), weighted 20%; (iii) near-miss / hazard identification reports, weighted 40%; and (iv) effective case management (consisting of timeliness of incident report by employee, timeliness of entry of applicable detail into the database, completion of root cause incident report and the existence of prior similar incidents), weighted 20%.

    The composite score goals were set at the same level as Fiscal 2023 because the Company believes its safety performance is best in class and wants to incentivize its employees to continue to maintain an excellent safety record. The TRIR and LTIR metrics are designed to measure the frequency and severity of incidents and to reward the achievement of excellent safety results. The TRIR and LTIR targets were set at levels that required the Company and its employees to achieve safety results that are significantly superior to industry averages for both construction and manufacturing companies. The near-miss and hazard identification metric creates a proactive focus on prevention by encouraging all employees to report near-misses and potentially unsafe working conditions. The case management metric measures the Company's ability to react to incidents when they occur and is designed to ensure that employees timely report the occurrence of workplace incidents and that appropriate steps are taken to prevent the recurrence of a similar event in the future.
(4)    For purposes of the FY24 STIP "diversity" represents the attainment of specific goals linked to the Company's diversity and inclusion principles. The diversity metric has been structured such that the Company earns the payout based upon the number of performance targets achieved across three key human capital metrics in our salaried employee population in the United States and Canada: (i) diversity of candidate recruiting; (ii) new hire voluntary turnover for diverse talent in the United States and Canada; and (iii) overall diversity within the Company's United States and Canadian employee populations. Each metric is measured on a binary basis as to whether the Company achieved the established goal.

Each year, the threshold, target and maximum levels for each performance metric are rigorously evaluated by the HCMC Committee, by considering any changes to the Company's business or operations, the targets in prior years, actual performance levels, management's budget estimates and expected market and operating conditions. The HCMC Committee set robust targets for both revenue and Adjusted EBITDA that it believed would require a significant amount of effort by our Named Executive Officers to achieve in Fiscal 2024.

Each of our eligible Named Executive Officers earned 79.5% of his respective target FY24 STIP opportunity based upon the Company's Fiscal 2024 performance against the pre-established performance goals.

Named Executive Officer	Target FY24 STIP Opportunity	FY24 STIP Payout (79.5% of Target)
Bruce Thames	$689,990	$548,873
Kevin Fox[1]	$252,739	$—
David Buntin	$170,434	$135,577
Thomas Cerovski	$270,797	$215,413
Mark Roberts	$170,309	$135,478

(1)As previously disclosed, Mr. Fox separated from the Company in April 2024. As a result of his separation, Mr. Fox was not eligible to receive a payment under the FY24 STIP.

Long-Term Incentive Design

Our long-term incentive program is designed to:

•align the long-term financial interests of our Named Executive Officers and key employees with those of our stockholders;
•motivate our Named Executive Officers and key employees to achieve pre-determined financial and operational goals linked to the Company's long-term strategic plan;
•provide our Named Executive Officers and key employees with added incentives to remain employed by us; and
•build an ownership mentality among our Named Executive Officers and key employees.

Annual Equity Award Design

In Fiscal 2024, annual equity awards under our long-term incentive program consisted of the following types of awards:

Award Type	Target Weighting	Purpose
Time-vested restricted stock units ("RSUs")	35%	To facilitate retention, align executives' interests with the interests of our stockholders and allow our executives to become stakeholders in the Company.
Performance-vested stock units ("PSUs")	65%	To further align our executives' interests with the long-term performance of the Company and the interests of our stockholders and allow our executives to become stakeholders in the Company.
For Fiscal 2024, the HCMC Committee utilized two separate performance metrics for the PSU awards, with the overall target weighting of 65% for the PSUs allocated as shown in the following table:

Performance Metric	Award	Target Weighting	Purpose
Adjusted EBITDA	"FY24 EBITDA PSUs"	35%	To focus management on driving the Company's operational profitability and cash flow over three one-year performance periods.
Return on Invested Capital	"FY24 ROIC PSUs"	30%	To focus management on driving not only profitability, but capital efficiency over three one-year performance periods.

In determining equity awards under our long-term incentive program, the HCMC Committee evaluates the aggregate amount of the award (based upon the grant date fair value of the underlying award) in relation to the Named Executive Officer's base salary and target compensation under the FY24 STIP. In addition, the HCMC Committee also takes into consideration the individual's progress in complying with the Company's stock ownership guidelines.

			Composition of Annual Target LTIP Award
Named Executive Officer	Target LTIP Award Fiscal 2024	% Increase (Decrease) from Fiscal 2023	RSUs	FY24 EBITDA PSUs Target	FY24 ROIC PSUs Target
Bruce Thames	$1,300,000	—%	35%	35%	30%
Kevin Fox[1]	$350,000	—%	35%	35%	30%
David Buntin	$250,000	—%	35%	35%	30%
Thomas Cerovski	$250,000	—%	35%	35%	30%
Mark Roberts	$250,000	—%	35%	35%	30%

(1)As previously disclosed, Mr. Fox separated from the Company in April 2024. As a result of his separation, Mr. Fox forfeited the equity awards granted to him in Fiscal 2024.

Restricted Stock Units (RSUs)

RSUs align the interests of our Named Executive Officers with those of our stockholders. As our share price increases or decreases, the Named Executive Officer's RSU grant value increases or decreases accordingly. Additionally, RSUs are intended to aid in the retention of Named Executive Officers through the use of long-term vesting periods (three years until the grant is fully vested).

Performance Stock Units (PSUs)

PSUs represent a significant portion of our long-term incentive compensation program. The PSUs are designed to align our executives' interests with those of our stockholders by focusing a significant portion of the executives' long-term incentive awards on both Adjusted EBITDA (as defined below) and adjusted return on invested capital (as defined below) ("ROIC"). As a provider of industrial process heating solutions, the Company's financial performance has historically been severely impacted by macroeconomic and regional factors that are highly cyclical and outside of management's control, which make it difficult for the Company to forecast over a three-year period. The HCMC Committee believes that three-year performance goals cease to be an effective tool in motivating performance of our senior leaders if the goals either become unrealistic or too easy to achieve due to macroeconomic factors beyond the control of management. As a result, goals are set annually for each of the three years during the performance period, with any amounts earned based on performance with respect to such goals vesting at the end of the full three year performance period. We believe that this design addresses the cyclical nature of our business while maintaining a long-term performance-based orientation.

At the end of each one-year performance period, the Company's performance is measured against the target set by the HCMC Committee under the applicable PSU award agreement to determine the level of achievement with respect to one-third of the target number of share units under the PSU award, as set forth in the table below. Amounts achieved following certification of performance under the PSU award do not vest until the end of the full three-year period based upon the executive's continued service through such date, with certain exceptions for a qualifying termination of employment. The performance goals applicable to the PSU awards were designed to be challenging but achievable with strong performance.

Performance Level[1,2]	Year One Opportunity[3,4]	Year Two Opportunity[3,4]	Year Three Opportunity[3,4]
Below Threshold	0% of 1/3 target shares	0% of 1/3 target shares	0% of 1/3 target shares
Threshold	50% of 1/3 target shares	50% of 1/3 target shares	50% of 1/3 target shares
Target	100% of 1/3 target shares	100% of 1/3 target shares	100% of 1/3 target shares
Maximum	200% of 1/3 target shares	200% of 1/3 target shares	200% of 1/3 target shares

(1)    Pursuant to the original terms and conditions of the PSU award agreements, the HCMC Committee retains discretion to increase the threshold, target and maximum performance goals to include the Adjusted EBITDA or ROIC contributions, as applicable, from merger and acquisition transactions that close during the performance period, based on the business case for the acquisition rationale approved by the Board during the due-diligence process, prorated for the time period such merger or acquisition is included in the Company group during the performance period.
(2)    Actual performance targets with respect to the PSU award are not shown given the competitively sensitive nature of the information for the year two opportunity and the current lack of an established target for year three opportunity. Please see "FY22, FY23, & FY24 EBITDA PSUs" and "FY24 ROIC PSUs" below for further information regarding the applicable performance targets for the most recently completed performance period.
(3)    The applicable payout, if any, will be interpolated on a straight-line basis if the Company's cumulative performance falls between the threshold and target or between target and maximum performance levels. Zero shares will be paid out for performance below the threshold level.
(4)    Amounts achieved following the annual certification of performance under the applicable PSU award agreement do not vest until the end of the full three-year period based upon the executive's continued service through such date, with certain exceptions for a qualifying termination of employment.

For Fiscal 2024, the HCMC Committee awarded the following types of PSUs:

Adjusted EBITDA Performance Stock Units

Performance under the Adjusted EBITDA PSUs granted in Fiscal 2024 (the "FY24 EBITDA PSU") is determined against three equally-weighted one-year Adjusted EBITDA targets set annually by the HCMC Committee and based upon the Company's operating budget and long-term forecast and goals at the time. For purposes of the FY24 EBITDA PSU, Adjusted EBITDA is defined as the Company's GAAP net income plus (i) net interest expense; (ii) income tax expense; (iii) depreciation and amortization expense; (iv) stock-based compensation expense; (v) income (loss) attributable to non-controlling interests; (vi) equity and/or debt-related transaction fees and expenses; (vii) certain merger or acquisition-related fees and expenses; (viii) certain restructuring, severance or other similar expenses; (ix) goodwill impairment charges; (x) certain executive and/or non-executive director succession planning expenses; and (xi) certain other expenses or adjustments primarily related to one-time, nonrecurring and/or non-cash charges that may be approved by the HCMC Committee from time to time.

Adjusted EBITDA was used in both the short-term and long-term incentive programs in recognition that this measure is viewed as a core driver of the Company’s performance and stockholder value creation in both the short- and long-term. In designing the incentive program for our Named Executive Officers, the HCMC Committee combined the Adjusted EBITDA performance metrics with additional performance metrics under the short-term and long-term incentive programs in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability and non-financial business imperatives over both the short-term and long-term horizons.

ROIC Performance Stock Units

Beginning in Fiscal 2024, the HCMC Committee, in consultation with Mercer, developed a new form of PSU award that uses three equally-weighted one-year ROIC targets set annually by the HCMC Committee and based upon the Company's operating budget and long-term forecast and goals at the time (the "FY24 ROIC PSU"). ROIC was selected by the HCMC Committee following a review and consideration of alternative metrics and feedback obtained through shareholder engagement efforts; in addition, the HCMC Committee believed that strong performance on ROIC would better incentivize an increased focus on capital efficiency, in addition to profitability. Accordingly, while profitability is a component of the FY24 ROIC PSU, the award is designed to measure our capitalization efficiency in relation to our profitability. For purposes of the FY24 ROIC PSU, ROIC was defined as the twelve month net operating profit after taxes ("NOPAT") divided by the average invested capital. NOPAT is defined as tax adjusted Adjusted EBITDA plus (i) depreciation expense and (ii) stock compensation expense. Invested capital is defined as total debt plus total equity. The threshold performance level applicable to the FY24 ROIC PSU for the first year of the three-year performance period was set equal to Thermon’s weighted-average cost of capital (“WACC”) at the time, ensuring that payouts would only be made pursuant to this metric if value was created (i.e., when ROIC is higher than WACC).

Results of Long-Term Incentives Awarded in Prior Years

FY22, FY23, & FY24 EBITDA PSUs

On May 14, 2024, the HCMC Committee reviewed and certified the Company's Fiscal 2024 performance, with respect to the performance period from April 1, 2023 through March 31, 2024, for the FY22 EBITDA PSUs, FY23 EBITDA PSUs and FY24 EBITDA PSUs (collectively, the "Outstanding EBITDA PSUs").

The Company's actual Adjusted EBITDA performance over the Fiscal 2024 one-year performance period for the Outstanding EBITDA PSUs was $100.8 million compared to a target Adjusted EBITDA goal of $108.5 million, resulting in each eligible Named Executive Officer earning 82.2% of the 1/3 of target shares for the Fiscal 2024 one-year performance period for each of the Outstanding EBITDA PSUs cycles; earned EBITDA PSUs are scheduled to vest at the end of the full three-year period for each respective grant based upon the executive's continued service through such date, with certain exceptions for a qualifying termination of employment.

Named Executive Officer[1]	Grant Date	Tranche	Cumulative Performance Period	Target Shares	Shares Earned
Bruce Thames	6/1/2021	3 of 3	April 1, 2021 - March 31, 2024	8,534	7,018
	6/1/2022	2 of 3	April 1, 2022 - March 31, 2025	9,848	8,099
	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	6,672	5,487
Kevin Fox[1]	6/1/2021	3 of 3	April 1, 2021 - March 31, 2024	1,641	1,350
	6/1/2022	2 of 3	April 1, 2022 - March 31, 2025	2,651	2,180
	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	1,796	1,477
David Buntin	6/1/2021	3 of 3	April 1, 2021 - March 31, 2024	1,641	1,350
	6/1/2022	2 of 3	April 1, 2022 - March 31, 2025	1,893	1,557
	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	1,283	1,055
Thomas Cerovski	6/1/2021	3 of 3	April 1, 2021 - March 31, 2024	1,641	1,350
	6/1/2022	2 of 3	April 1, 2022 - March 31, 2025	1,893	1,557
	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	1,283	1,055
Mark Roberts	6/1/2021	3 of 3	April 1, 2021 - March 31, 2024	1,641	1,350
	6/1/2022	2 of 3	April 1, 2022 - March 31, 2025	1,893	1,557
	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	1,283	1,055

(1)    As previously disclosed, Mr. Fox separated from the Company in April 2024. As a result of his separation, Mr. Fox forfeited unvested equity awards granted to him in Fiscal 2024 and Fiscal 2023.
The cumulative performance over all three one-year performance periods for the FY22 EBITDA PSUs granted on June 1, 2021, resulted in a cumulative payout of 135% of the target share awards:

Named Executive Officer[1]	Grant Date	Cumulative Performance Period	Cumulative Target Shares	Cumulative Payout (as a % of Target Shares)[1]	Shares Earned
Bruce Thames	6/1/2021	April 1, 2021 - March 31, 2024	25,604	135.3%	34,649
Kevin Fox	6/1/2021	April 1, 2021 - March 31, 2024	4,924	135.3%	6,663
David Buntin	6/1/2021	April 1, 2021 - March 31, 2024	4,924	135.3%	6,663
Thomas Cerovski	6/1/2021	April 1, 2021 - March 31, 2024	4,924	135.3%	6,663
Mark Roberts	6/1/2021	April 1, 2021 - March 31, 2024	4,924	135.3%	6,663

(1)    The cumulative payout of 135.3% reflects an average payout over three banked performance periods, which was 123.8% for the Fiscal 2022 performance period, 200% for the Fiscal 2023 performance period, and 82.2% for the Fiscal 2024 performance period.

FY22 RTSR PSUs

On May 14, 2024, the HCMC Committee reviewed and certified the Company's performance under the PSU awards granted on June 1, 2021, utilizing the Company's RTSR performance as the performance metric (the "FY22 RTSR PSUs"). The applicable performance period for the FY22 RTSR PSUs was June 1, 2021, through March 31, 2024.

The Company's actual TSR performance over the three-year performance period for the FY22 RTSR PSUs was 55.0%, and at the 65th percentile on a relative basis, as further summarized in the table below:

Named Executive Officer[1]	Grant Date	Performance Period	Target Shares	Company's TSR	Relative Percentile Rank	Payout (as a % of Target Shares)	Shares Earned
Bruce Thames	6/1/2021	June 1, 2021 - March 31, 2024	15,457	55.0%	65th	161%	24,865
Kevin Fox	6/1/2021	June 1, 2021 - March 31, 2024	2,972	55.0%	65th	161%	4,781
David Buntin	6/1/2021	June 1, 2021 - March 31, 2024	2,972	55.0%	65th	161%	4,781
Thomas Cerovski	6/1/2021	June 1, 2021 - March 31, 2024	2,972	55.0%	65th	161%	4,781
Mark Roberts	6/1/2021	June 1, 2021 - March 31, 2024	2,972	55.0%	65th	161%	4,781

FY24 ROIC PSUs

On May 14, 2024, the HCMC Committee reviewed and certified the Company's Fiscal 2024 performance, with respect to the performance period from April 1, 2023 through March 31, 2024, for the FY24 ROIC PSUs (the "Outstanding ROIC PSUs").

The Company's actual ROIC performance over the Fiscal 2024 one-year performance period for the Outstanding ROIC PSUs was 12.2% compared to a target ROIC goal of 10.9%, resulting in each Named Executive Officer eligible to earn 200% of the 1/3 of target shares for the Fiscal 2024 one-year performance period for each of the Outstanding ROIC PSUs, which are scheduled to vest at the end of the full three-year period for this award based upon the executive's continued service through such date, with certain exceptions for a qualifying termination of employment.

Named Executive Officer	Grant Date	Tranche	Cumulative Performance Period	Target Shares	ROIC Achieved (%)	Payout (as a % of Target Shares)	Shares Earned
Bruce Thames	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	5,719	12.2%	200.0%	11,438
Kevin Fox[1]	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	1,539	12.2%	200.0%	3,078
David Buntin	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	1,099	12.2%	200.0%	2,198
Thomas Cerovski	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	1,099	12.2%	200.0%	2,198
Mark Roberts	6/1/2023	1 of 3	April 1, 2023 - March 31, 2026	1,099	12.2%	200.0%	2,198

(1)    As previously disclosed, Mr. Fox separated from the Company in April 2024. As a result of his separation, Mr. Fox forfeited unvested equity awards granted to him in Fiscal 2024.

Executive Severance Plan

The HCMC Committee adopted the Thermon Group Holdings, Inc. Executive Severance Plan (the “Severance Plan”) in Fiscal 2020 and designated each of the executive officers of the Company as participants in the Severance Plan.

The HCMC Committee adopted the Severance Plan in order to better align the Company's severance arrangements for its Named Executive Officers with then-current market practices. In determining the terms for the Severance Plan, the HCMC Committee examined broad market practices from a variety of industries with input from its independent compensation consultant. In connection with his separation from the Company, Mr. Fox did not receive any benefits under the Severance Plan. See the section entitled "Potential Payments Upon Termination or Change in Control" below for a discussion of the severance benefits that would have been payable to our Named Executive Officers upon a qualifying termination of employment as of March 31, 2024.

Employee Benefits and Perquisites

We offer a variety of health, welfare and retirement programs to all eligible employees, including our Named Executive Officers. The Named Executive Officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees who work in the United States.

Programs and policies include:

•Medical, dental and vision;
•Flexible spending accounts;
•Health savings accounts;
•Short and long-term disability;
•Life insurance, accidental death and dismemberment; and
•Retirement savings plan (401(k) plan).

The Company’s generally available defined contribution plan (the “Savings Plan” or 401(k) plan) provides a cash company match of up to 50% of the first 10% of eligible salary contributed to the Savings Plan by the employee, including executives.

In addition, the Company has adopted a Non-Qualified Deferred Compensation Plan (the "NQDCP") under which designated eligible participants may elect to defer base salary, short-term incentive payments and other cash or equity-based compensation. Eligible participants include our Named Executive Officers and certain other employees of the Company and its participating subsidiary and affiliate companies that meet certain requirements. The primary purpose for the adoption of the NQDCP was to provide eligible employees with an option to defer additional compensation for tax planning purposes. See the section entitled "Fiscal 2024 Nonqualified Deferred Compensation" below for additional information on the NQDCP.

The Company generally only provides limited perquisites to the Named Executive Officers.

Our Compensation Process

Role of the HCMC Committee and the CEO

The HCMC Committee, consisting entirely of independent directors, is responsible for determining the compensation of all of our executive officers, and for establishing, implementing and monitoring adherence to our executive compensation philosophy. Each year, the HCMC Committee conducts an evaluation of the Company's executive compensation practices to determine if any changes may be appropriate. During this process, the HCMC Committee may consult with management; however, the HCMC Committee operates independently of management and receives compensation advice and data from an outside independent advisor.

The HCMC Committee also conducts an annual performance evaluation of the CEO to determine if any changes in his compensation may be appropriate after considering factors such as the Company’s performance and stockholder returns, the compensation received by chief executive officers within the Compensation Peer Group, the CEO's performance, current market trends and commonly viewed best practices as well as historical compensation levels.

At the HCMC Committee’s request, the CEO conducts a performance evaluation of each of the other executive officers and reviews the results with the HCMC Committee to assist it in determining whether changes in their compensation may be appropriate. The HCMC Committee gives considerable weight to the CEO’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. While Mr. Thames provides input with respect to the other executive officers, Mr. Thames did not participate in the HCMC Committee's deliberations or decisions with regard to his own compensation.

Role of Independent Compensation Advisor

The charter of the HCMC Committee authorizes the committee to retain and terminate, as the committee deemed necessary, independent advisors to provide advice and assist in the evaluation of the compensation of non-executive directors and the Company's executive officers. The HCMC Committee is further authorized to approve the fees and retention terms of any independent advisor that it retains. The HCMC Committee retained the independent consulting firm, Mercer, to serve as the committee's compensation consultant in Fiscal 2024.

During Fiscal 2024, Mercer participated in HCMC Committee meetings and advised the HCMC Committee with respect to compensation trends and market practices, incentive plan design, competitive pay levels and compensation adjustments. In addition, Mercer also consulted with the HCMC Committee regarding non-executive director compensation. While Mercer consulted with management in performing work requested by the HCMC Committee, it did not perform any separate services for management. In rendering advice to the HCMC Committee, Mercer:

•reported directly to the HCMC Committee;
•provided comparative market data regarding executive and director compensation to assist in establishing reference points for the principal components of compensation;
•provided information and recommendations regarding compensation trends in the general marketplace, compensation practices, and regulatory and compliance developments; and
•met as needed with the HCMC Committee without the presence of management.

As part of its annual review process, the HCMC Committee considered the independence of Mercer in light of the SEC rules and NYSE listing standards. The HCMC Committee has reviewed Mercer's independence in accordance with the above criteria and concluded that the work performed by Mercer did not raise any conflicts of interest during Fiscal 2024.

Stock Ownership Guidelines (Named Executive Officers)

Our Board believes that each key executive officer of the Company should have a substantial personal investment in the Company. In furtherance of this belief, our Board has adopted stock ownership guidelines for all of our executive officers (the "Stock Ownership Guidelines") and delegated oversight of the Stock Ownership Guidelines with respect to the Company's executive officers to the HCMC Committee. The Stock Ownership Guidelines are designed to maintain management share ownership at levels high enough to ensure alignment with our stockholders' interests and assure our stockholders of our management's commitment to value creation. The Company's Stock Ownership Guidelines for executive officers are set forth below:

Position	Available Shares to be Retained
CEO	5 Times Annual Base Salary
Senior Vice President	2 Times Annual Base Salary
Other Executive Officer	1 Times Annual Base Salary

Each executive officer is required to meet the guideline within five (5) years after the later of: (i) January 23, 2020, the date of adoption of the revised Stock Ownership Guidelines, and (ii) his or her appointment as an executive officer of the Company. As of the Record Date, each of our Named Executive Officers was either: (i) in compliance with the applicable stock ownership guideline or (ii) within the applicable time period to obtain compliance.

For measuring compliance with the Stock Ownership Guidelines, the HCMC Committee includes: time-based RSUs; time-based restricted shares; shares held in a pension or other deferred compensation plan; and shares owned indirectly. However, the HCMC Committee does not include any performance awards or unexercised share appreciation rights or options in determining compliance.

Each individual subject to the Stock Ownership Guidelines must meet or exceed his or her requisite threshold immediately prior to any disposition of shares or share equivalents obtained through an equity grant (other than shares used to pay applicable withholding taxes or the exercise price of stock options). The 100% retention requirement applies during any time period in which the individual’s stock ownership threshold has not been achieved, including during the initial five-year period. If on December 31 of a calendar year, an individual is in compliance with this retention requirement based upon the closing price of the Company’s shares on the NYSE as of such date, the retention requirement will subsequently be translated into a fixed share amount whereby such number of shares times this closing price on such date equates to the applicable ownership requirement. As long as the such individual continues to hold such fixed share amount, he/she will be deemed in compliance with the Stock Ownership Guidelines (i.e., once met, always met).

If a Named Executive Officer does not meet the requisite threshold or demonstrate sustained progress toward meeting the threshold, the HCMC Committee has discretion to reduce future long-term incentive grants or pay future cash compensation in the form of equity. For information on the Stock Ownership Guidelines for the Company's non-executive directors, see the section entitled "Director Compensation—Stock Ownership Guidelines (Non-Executive Directors)."

Clawback Policy

The HCMC Committee has adopted a Policy on Recoupment of Incentive Compensation (the "clawback policy") to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010 (the "Dodd-Frank Act") and applicable listing rules. Under the clawback policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the Named Executive Officers, in the event of an accounting restatement. We believe that the clawback policy further enhances the risk management features of our executive compensation program in a way that does not encourage unnecessary or excessive risk-taking.

Certain Transactions in Company Securities

Our Insider Trading Policy prohibits our non-executive directors, officers and employees from engaging in various hedging activities with Company securities, including short sales and any transaction involving a publicly traded option, such as a put, call or other derivative security. Further, the policy prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.

FISCAL 2024 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation we paid to each Named Executive Officer for Fiscal 2024, Fiscal 2023 and Fiscal 2022.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[2] ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
Bruce Thames President & CEO	2024	$689,990	$—	$1,299,951	$—	$548,873	$—	$21,138	$2,559,952
	2023	$665,014	$—	$1,486,613	$—	$1,197,025	$—	$17,142	$3,365,794
	2022	$650,000	$—	$1,299,946	$—	$1,047,835	$—	$12,629	$3,010,410
Kevin Fox[4] SVP & CFO	2024	$388,829	$—	$349,974	$—	$—	$—	$6,694	$745,497
	2023	$364,945	$—	$400,229	$—	$406,150	$—	$8,561	$1,179,885
	2022	$275,000	$—	$249,983	$—	$221,657	$—	$9,589	$756,229
David Buntin SVP, THT & R&D	2024	$340,869	$—	$249,962	$—	$135,577	$—	$17,856	$744,264
	2023	$322,942	$—	$285,865	$—	$290,648	$—	$15,617	$915,072
	2022	$296,531	$—	$249,983	$—	$239,012	$—	$9,926	$795,452
Thomas Cerovski SVP, Sales	2024	$361,062	$—	$249,962	$—	$215,413	$—	$17,827	$844,264
	2023	$332,073	$—	$285,865	$—	$448,299	$—	$15,478	$1,081,715
	2022	$316,448	$—	$249,983	$—	$382,598	$—	$10,114	$959,143
Mark Roberts SVP, THS & Engineering	2024	$340,618	$—	$249,962	$—	$135,478	$—	$23,315	$749,373
	2023	$326,823	$—	$285,865	$—	$294,141	$—	$15,926	$922,755
	2022	$311,260	$—	$249,983	$—	$250,884	$—	$16,041	$828,168

(1)The amounts reported in this column for Fiscal 2024 represent the aggregate grant date fair value of the RSUs and PSUs, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The Fiscal 2024 stock awards were structured in three parts: (i) time-based RSUs; (ii) PSUs with ROIC as the performance-based vesting condition; and (iii) PSUs with Adjusted EBITDA as the performance-based vesting condition.
(a)The estimated fair value of the RSUs was the market closing price of our common stock as reported by the NYSE on the June 1, 2023 grant date ($22.73).
(b)The estimated fair value of the Fiscal 2024 ROIC PSUs was $22.73 per unit, which was the market closing price of our common stock as reported by the NYSE on the June 1, 2023 grant date and calculated based on the probable satisfaction of the performance-based vesting condition as of the grant date. Assuming the highest level of performance is achieved for the Fiscal 2024 ROIC PSUs, the maximum grant date fair value would be $779,957 for Mr. Thames, $209,980 for Mr. Fox, and $149,973 for Messrs. Buntin, Cerovski, and Roberts. For a discussion of the assumptions and methodologies used to value the awards, please see "Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Design" above and the discussion of equity awards contained in Note 16 to the consolidated financial statements included in our 2024 Annual Report.
(c)The estimated fair value of the Fiscal 2024 EBITDA PSUs was $22.73 per unit, which was the market closing price of our common stock as reported by the NYSE on the June 1, 2023 grant date and calculated based on the probable satisfaction of the performance-based vesting condition as of the grant date. Assuming the highest level of performance is achieved for the Fiscal 2024 EBITDA PSUs, the maximum grant date fair value would be $909,973 for Mr. Thames, $244,984 for Mr. Fox, and $174,976 for Messrs. Buntin, Cerovski, and Roberts. For a discussion of the assumptions and methodologies used to value the awards, please see "Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Design" above and the discussion of equity awards contained in Note 16 to the consolidated financial statements included in our 2024 Annual Report.
(2)The amounts reported in this column for Fiscal 2024 performance represent annual cash compensation earned under the FY24 STIP based on Fiscal 2024 performance which were paid in June 2024. Please see "Compensation Discussion and Analysis—Elements of Our Compensation Program—Short-Term Incentives" for further information regarding the FY24 STIP.
(3)Amounts reported in this column for Fiscal 2024 are described in more detail in the following table:

Name	Company Contribution to 401(k) ($)	Group Life Insurance ($)	Company Contribution to Health Savings Account ($)	All Other Compensation Total ($)
Bruce Thames	$16,674	$3,564	$900	$21,138
Kevin Fox	$5,293	$501	$900	$6,694
David Buntin	$15,423	$1,533	$900	$17,856
Thomas Cerovski	$15,685	$1,242	$900	$17,827
Mark Roberts	$18,851	$3,564	$900	$23,315
(4)As previously disclosed, Mr. Fox separated from the Company in April 2024. As a result of his separation, Mr. Fox did not receive a FY24 STIP Payout and he forfeited the equity awards granted to him in Fiscal 2024.

FISCAL 2024 GRANTS OF PLAN-BASED AWARDS

The following table summarizes awards made to our Named Executive Officers in Fiscal 2024.

Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1] ($)			Estimated Future Payouts Under Equity Incentive Plan Awards[2] (#)			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities underlying options) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Awards[4] ($)
				Threshold	Target	Maximum	Threshold	Target	Maximum
Thames	STIP	—	—	$344,995	$689,990	$1,379,980
	ROIC PSU	6/1/2023	5/16/2023				8,579	17,157	34,314				$389,979
	EBITDA PSU	6/1/2023	5/16/2023				10,009	20,017	40,034				$454,986
	RSU	6/1/2023	5/16/2023							20,017			$454,986
Fox[5]	STIP	—	—	$126,370	$252,739	$505,478
	ROIC PSU	6/1/2023	5/16/2023				2,310	4,619	9,238				$104,990
	EBITDA PSU	6/1/2023	5/16/2023				2,695	5,389	10,778				$122,492
	RSU	6/1/2023	5/16/2023							5,389			$122,492
Buntin	STIP	—	—	$85,217	$170,434	$340,868
	ROIC PSU	6/1/2023	5/16/2023				1,650	3,299	6,598				$74,986
	EBITDA PSU	6/1/2023	5/16/2023				1,925	3,849	7,698				$87,488
	RSU	6/1/2023	5/16/2023							3,849			$87,488
Cerovski	STIP	—	—	$135,399	$270,797	$541,594
	ROIC PSU	6/1/2023	5/16/2023				1,650	3,299	6,598				$74,986
	EBITDA PSU	6/1/2023	5/16/2023				1,925	3,849	7,698				$87,488
	RSU	6/1/2023	5/16/2023							3,849			$87,488
Roberts	STIP	—	—	$85,155	$170,309	$340,618
	ROIC PSU	6/1/2023	5/16/2023				1,650	3,299	6,598				$74,986
	EBITDA PSU	6/1/2023	5/16/2023				1,925	3,849	7,698				$87,488
	RSU	6/1/2023	5/16/2023							3,849			$87,488

(1)The amounts reported in this column represent the threshold, target and maximum incentive opportunities for the FY24 STIP. As noted in the CD&A, based on Fiscal 2024 performance, each eligible Named Executive Officer received 79.55% of his respective target opportunity under the FY24 STIP. See "Compensation Discussion and Analysis—Elements of Our Compensation Program—Short-Term Incentives" for further information.
(2)The number of shares reported in this column represent the PSUs: (a) subject to an Adjusted EBITDA performance-based vesting condition and (b) subject to a ROIC performance-based vesting condition granted to each Named Executive Officer under the Company's 2020 LTIP. These PSUs are scheduled to vest on March 31, 2026, subject to the achievement of the underlying performance conditions and the Named Executive Officer's continued employment through the end of the performance period. See "Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Design" for additional information.
(3)The number of shares reported in this column represent the RSUs granted to each Named Executive Officer under the Company's long-term incentive plan. The RSUs will vest in three equal annual installments, with the first installment vesting on the first anniversary of the grant date of the award. The vesting of all RSUs is subject to the Named Executive Officer's continued employment through the applicable vesting date. See "Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentives" for additional information.
(4)For a discussion of the assumptions and methodologies used to calculate the grant date fair values presented in this column, please see Note 1 to the Fiscal 2024 Summary Compensation Table above and Note 16 to the consolidated financial statements included in our 2024 Annual Report.
(5)As previously disclosed, Mr. Fox separated from the Company in April 2024. As a result of his separation, Mr. Fox did not receive a FY24 STIP payout and he forfeited the equity awards granted to him in Fiscal 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR-END

The following table provides information regarding the outstanding equity awards held by each Named Executive Officer as of March 31, 2024.

Named Executive Officer	Option Awards					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[1] (#)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2,4] ($)
Bruce Thames	6/1/2020	32,472	—	$14.28	6/1/2030	48,249	$1,578,707	82,194	$2,689,388
Kevin Fox		—	—	$—		22,340	$730,965	22,128	$724,028
David Buntin	1/3/2017	28,499	—	$19.64	1/3/2027	9,279	$303,609	15,805	$517,140
	6/1/2020	5,074	—	$14.28	6/1/2030
Thomas Cerovski		—	—	$—		9,279	$303,609	15,805	$517,140
Mark Roberts	6/1/2020	5,074	—	$14.28	6/1/2030	9,279	$303,609	15,805	$517,140

(1)    Represents: (i) 8,535, 1,642, 1,642, 1,642, and 1,642 unvested RSUs granted on June 1, 2021 and subject to vesting on June 1, 2024 to each of Messrs. Thames, Fox, Buntin, Cerovski, and Roberts, respectively; (ii) 19,697, 5,303, 3,788, 3,788, and 3,788 unvested RSUs granted on June 1, 2022 vesting in equal annual installments on June 1, 2024 and 2025 to each of Messrs. Thames, Fox, Buntin, Cerovski, and Roberts, respectively; (iii) 20,017, 5,389, 3,849, 3,849, and 3,849 unvested RSUs granted on June 1, 2023 vesting in equal annual installments on June 1, 2024, 2025 and 2026 to each of Messrs. Thames, Fox, Buntin, Cerovski, and Roberts, respectively; and (v) 10,006 unvested RSUs granted on February 1, 2022 vesting on February 1, 2025 to Mr. Fox. In connection with his April 2024 separation from the Company, Mr. Fox forfeited his unvested RSUs.
(2)    The market value was calculated based on a market closing price of $32.72 per share of our common stock as reported on the NYSE on March 28, 2024, the last trading day of Fiscal 2024.
(3)    Represents: (i) 25,324, 6,818, 4,870, 4,870 and 4,870 unvested RTSR PSUs and 19,696, 5,302, 3,787, 3,787 and 3,787 unvested EBITDA PSUs, each granted on June 1, 2022 and vesting on March 31, 2025, subject to the HCMC Committee's certification of the applicable performance metrics, to each of Messrs. Thames, Fox, Buntin, Cerovski, and Roberts, respectively; and (ii) 17,157, 4,619, 3,299, 3,299, and 3,299 unvested ROIC PSUs and 20,017, 5,389, 3,849, 3,849, and 3,849 unvested EBITDA PSUs, each granted on June 1, 2023 and vesting on March 31, 2026, subject to the HCMC Committee's certification of the applicable performance metrics, to each of Messrs. Thames, Fox, Buntin, Cerovski, and Roberts, respectively. In connection with his April 2024 separation from the Company, Mr. Fox forfeited his unvested PSUs.
(4)    In accordance with the SEC disclosure rules, the amounts reported in these columns were determined based upon performance through March 31, 2024. For each of the ROIC PSUs, RTSR PSUs and EBITDA PSUs, the value and number of units reported is measured at maximum performance. The actual number of shares that may be earned in settlement of the PSUs will be determined on actual Company performance and may be higher or lower than the number of shares reported in this column.

FISCAL 2024 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the options exercised and the vesting of RSUs and PSUs held by our Named Executive Officers during Fiscal 2024.

Named Executive Officer	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[1] ($)
Bruce Thames	—	$—	88,520	$2,606,614
Kevin Fox	—	$—	26,762	$764,541
David Buntin	—	$—	27,524	$739,936
Thomas Cerovski	—	$—	17,020	$501,180
Mark Roberts	—	$—	27,524	$739,936

(1)    The value realized was determined by multiplying the number of shares that vested by the per-share closing price of the Company's common stock as reported by the NYSE on the date each award vested.

FISCAL 2024 NONQUALIFIED DEFERRED COMPENSATION

The Company has adopted the NQDCP under which designated eligible participants may elect to defer base salary, short-term incentive payments, non-executive director fees and other cash or equity-based compensation. Eligible participants include the Company's non-executive directors and a select group of management, including our Named Executive Officers and other employees of the Company and its participating subsidiary and affiliate companies that meet certain requirements.

Subject to applicable tax laws, participants may elect when to receive payment of their account balances under the NQDCP. If elected by the participant or as otherwise required by the NQDCP, payment may accelerate in connection with certain events, including death, disability, termination of employment and/or a change in control. Compensation deferred under the NQDCP is subject to income tax when distributed from the NQDCP and may accumulate tax-deferred earnings.

Eligible employees may elect to defer up to 75% of base salary, 100% of sales commissions, 100% of short-term incentive, and 100% of equity-based compensation or other cash compensation approved by the HCMC Committee. The Company does not currently make any contributions to the accounts of participants under the NQDCP. Participants may create up to five "In-Service Accounts" providing for a lump sum payment on a date specified by the participant and one "Termination Account" providing for a lump sum payment on and/or annual installments commencing in connection with the participant's separation from service. In-Service Accounts are paid in January of the year selected by the participant and Termination Accounts are generally paid on or commence in January immediately following the six-month anniversary of the participant's separation from service. Participants may change the timing and form of payment, subject to a five-year delay in benefit commencement.

All of the investment options available under the NQDCP are equity, bond and money market mutual funds similar in nature to the investment choices available under the Company's 401(k) plan. Investment gains and losses in a participant's account under the NQDCP are based solely upon the investment selections made by the participant. Compensation deferred under the NQDCP represents an unsecured obligation of the Company.

The following table sets forth information regarding contributions to the NQDCP by participating Named Executive Officers during Fiscal 2024.

Named Executive Officer	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY2 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FYE[3] ($)
Bruce Thames	$651,391	$—	$901,684	$—	$5,199,238
Kevin Fox	$—	$—	$—	$—	$—
David Buntin	$—	$—	$75,461	$—	$620,005
Thomas Cerovski	$—	$—	$—	$—	$—
Mark Roberts	$70,225	$—	$20,516	$—	$441,131

(1)    These amounts represent deferrals of the Named Executive Officers' salary and annual incentive compensation and are included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns in the Fiscal 2024 Summary Compensation Table.
(2)    These amounts do not represent above-market earnings and are excluded from the Fiscal 2024 Summary Compensation Table.
(3)    Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table for Fiscal 2022 and 2023: $7,500 and $672,205 for Mr. Thames, $231,185 and $0 for Mr. Buntin, and $7,269 and $201,691 for Mr. Roberts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The narrative description and table below summarize certain information related to the amount of compensation payable to each of our Named Executive Officers under certain qualifying termination or change in control events. Except as described below, we have no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, acceleration of equity or other enhanced benefits upon termination of their employment. Payments or benefits other than described below would be at the discretion of the HCMC Committee or the Board.

Executive Severance Plan

As noted in the CD&A, the Company maintains the Severance Plan, with each of the executive officers of the Company designated by the HCMC Committee as participants in the Severance Plan. Subject to the participant’s execution of a general release of claims in favor of the Company, the Severance Plan provides participants with certain payments and benefits upon a qualifying termination of employment. In the event that the employment of a participant is terminated by the Company or its affiliates other than for cause, death, or disability, or in the event that a participant terminates his or her employment with the Company or its affiliates for good reason (as such terms are defined within the Severance Plan), then the participant will receive, in lieu of any severance benefits under any other arrangement with the participant, the following severance benefits, subject (other than in the case of death) to the participant's execution of a release of claims: (i) a multiple of the participant’s base salary, payable in substantially equal installments during a specified severance period; (ii) an amount equal to the participant’s annual bonus for the fiscal year in which the termination occurred, prorated based on the number of days that the participant was an employee and payable in lump sum; and (iii) a one-time lump-sum cash payment equal to the cost of the participant’s monthly premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), multiplied by the number of months in the specified severance period. The severance multiple is 1.5 for Mr. Thames and one for the other Named Executive Officers, and the severance period is eighteen months for Mr. Thames and twelve months for the other Named Executive Officers.

Equity Agreements

RSU Award Agreements

The RSU award agreements provide that if the Company terminates the holder other than for cause or due to death or disability, the portion of the award that was not vested immediately prior to such termination of employment will immediately vest on a pro-rata basis based on the amount of time the holder was employed during the vesting period. The remaining portion of the award will be immediately forfeited by the holder and canceled by the Company. If the Company terminates the holder for cause or if the holder resigns for any reason, the portion of the award that was not vested immediately prior to such termination of employment will be immediately forfeited and canceled by the Company.

PSU Award Agreements

The PSU award agreements provide that if the Company terminates the holder other than for cause or due to death or disability, then the award will be earned and settled in accordance with the original terms of the agreement, except that the number of shares of stock subject to the award that are earned and delivered will be prorated based on the amount of time the holder was employed during the performance period. If the Company terminates the holder for cause or if the holder resigns for any reason, the portion of the award that was not vested immediately prior to such termination of employment will be immediately forfeited and canceled by the Company.

Stock Option Award Agreements

The stock option award agreements provide that if the Company terminates the holder other than for cause or due to death or disability, the portion of the award that was not vested immediately prior to such termination of employment will immediately be forfeited by the holder and canceled by the Company. If the Company terminates the holder for cause or if the holder resigns for any reason, the portion of the award that was not vested or exercised immediately prior to such termination of employment will be immediately forfeited and canceled by the Company.

Termination

If, as of March 31, 2024, we terminated the employment of a Named Executive Officer other than for cause, death or disability or he terminated his employment with good reason, he would have been entitled to receive the amounts set forth below under the terms of the Severance Plan and the Company's equity award agreements. As noted above, Mr. Fox separated from the Company in April 2024 and did not receive any separation benefits or equity acceleration in connection with his separation.

Named Executive Officer	Severance (Base Salary Continuation)[1] ($)	Bonus for Fiscal 2024 ($)	Lump Sum COBRA ($)	Acceleration of Stock Options ($)	Acceleration of RSUs[2] ($)	Acceleration of PSUs[2,3] ($)	Total ($)
Bruce Thames	1,045,200	689,990	42,308	—	1,578,707	1,387,481	4,743,686
Kevin Fox	400,400	252,739	28,206	—	730,965	373,532	1,785,842
David Buntin	344,233	170,434	28,086	—	303,609	266,799	1,113,161
Thomas Cerovski	369,600	270,797	20,517	—	303,609	266,799	1,231,322
Mark Roberts	343,980	170,309	20,517	—	303,609	266,799	1,105,214

(1)    The applicable severance period for resignation with good reason or termination by the Company other than for cause, death or disability as of March 31, 2024, was eighteen months for Mr. Thames and twelve months for each of the other Named Executive Officers.
(2)    For purposes of this calculation, the Company utilized a market closing price of $32.72 per share of our common stock as reported on the NYSE on March 28, 2024, the last trading day of Fiscal 2024.
(3)    For purposes of this calculation, we assumed that the applicable performance goals were deemed satisfied at the target level. Pursuant to each of the RTSR PSU, EBITDA PSU and ROIC PSU award agreements, as applicable: (i) the shares would be issued in settlement of the award at the conclusion of the performance periods on March 31, 2025 and 2026, respectively, following certification of the applicable performance goals by the HCMC Committee and (ii) the shares would only be earned to the extent that the Company meets or exceeds the performance goals under the original terms of the agreement.

Change in Control

In the event that the employment of a participant in the Severance Plan is terminated by the Company or its affiliates other than for cause, death, or disability, or in the event that a participant terminates his or her employment with the Company or its affiliates for good reason (as such terms are defined within the Severance Plan) within the twenty-four (24) month period following a change in control (as such term is defined within the Severance Plan, a "CIC"), then the participant will receive, in lieu of any severance benefits under any other arrangement with the participant (including the benefits described above), the following severance benefits, subject (other than in the case of death) to the participant's execution of a release of claims: (i) an amount equal to the participant’s base salary and annual bonus for the year of termination, multiplied by the CIC severance multiple and payable in substantially equal installments during a specified CIC severance period; (ii) an amount equal to the participant’s annual bonus for the fiscal year in which the termination occurred, prorated based on the number of days that the participant was an employee and payable in lump sum; and (iii) a one-time lump-sum cash payment equal to the cost of the participant’s monthly COBRA premiums, multiplied by the number of months in a specified CIC severance period. The CIC severance multiple is 2.5 for Mr. Thames and two for the other Named Executive Officers, and the CIC severance period is 30 months for Mr. Thames and 24 months for the other Named Executive Officers.

Under the Severance Plan and the 2020 LTIP, a CIC is generally defined to include (i) an acquisition by a person or entity of 50% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions; (ii) certain reorganizations, mergers, or consolidations; (iii) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or (iv) during any twelve month period, individuals who, as of the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board, subject to certain exceptions.

As of March 31, 2024, our Named Executive Officers held unvested RSUs and PSUs granted under the 2020 LTIP. Under the 2020 LTIP, in the event of a CIC, the Board, in its discretion may provide for the accelerated vesting of outstanding equity awards, including deeming the performance measure applicable to some or all outstanding awards to be satisfied at any level. In addition, pursuant to the Severance Plan, in the event of a qualifying termination of employment within 24 months following a CIC, each Named Executive Officer will become 100% vested in any unvested and outstanding equity awards held by the Named Executive Officer at the time of termination, with any unvested PSUs vesting at the greater of: (i) target and (ii) actual performance through the date of termination. However, in the event of a CIC pursuant to which an unvested and outstanding equity award is not effectively assumed or continued by the surviving or acquiring corporation in such CIC, such unassumed awards will generally vest in their entirety effective as of the date of the CIC, and any such awards with performance vesting conditions prior to the CIC will vest at the greater of target performance or actual performance through the date immediately prior to such CIC.

Assuming that a change in control occurred effective as of March 31, 2024, and the Board exercised its discretion to require that all unvested RSUs and PSUs be surrendered and for the holder to receive a cash payment equal to: (i) the number of shares of common stock subject to the RSU award multiplied by the fair market value per share; and (ii) the number of shares of common stock subject to the PSU award (and assuming that the performance measures are deemed satisfied at target performance level) multiplied by the fair market value per share, each Named Executive Officer would have received a cash payment as set forth below. As noted above, Mr. Fox separated from the Company in April 2024 and did not receive any separation benefits or equity acceleration in connection with his separation.

Named Executive Officer	Severance (Base Salary Continuation)[1] ($)	Bonus for Fiscal 2024 ($)	Lump Sum STI ($)	Lump Sum COBRA ($)	Acceleration of Stock Options[2] ($)	Acceleration of RSUs[3] ($)	Acceleration of PSUs[3,4] ($)	Total ($)
Bruce Thames	1,742,000	1,724,975	689,990	70,514	—	1,578,707	2,689,388	8,495,574
Kevin Fox	800,800	505,478	252,739	56,411	—	730,965	724,028	3,070,421
David Buntin	688,466	340,869	170,434	56,172	—	303,609	517,140	2,076,690
Thomas Cerovski	739,200	541,593	270,797	41,035	—	303,609	517,140	2,413,374
Mark Roberts	687,960	340,618	170,309	41,035	—	303,609	517,140	2,060,671

(1)    The applicable severance period for termination in connection with a change in control as of March 31, 2024, was 30 months continuation of base salary for Mr. Thames and 24 months continuation of base salary for each of the other Named Executive Officers.
(2)    No amounts have been included in this table with respect to the acceleration of unvested stock options, as all stock options held by NEOs were fully vested as of March 31, 2024.
(3)    For purposes of this calculation, the Company utilized a market closing price of $32.72 per share of our common stock as reported on the NYSE on March 28, 2024, the last trading day of Fiscal 2024.
(4)    For purposes of this calculation, we assumed that the applicable performance goals were deemed satisfied at the target level.

CEO PAY RATIO DISCLOSURE

As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We believe that the pay ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For Fiscal 2024:

•The median of the annual total compensation of all employees of the Company (other than our CEO) was $62,099; and

•The annual total compensation of our CEO, as reported in the Fiscal 2024 Summary Compensation Table, was $2,559,952.

Based on this information, for Fiscal 2024, the ratio of annual total compensation of our CEO to the median of the total compensation of all employees (other than the CEO) is estimated to be 41:1.

In determining the "median employee," we prepared a list of all our full-time, part-time and temporary employees as of January 1, 2024. To identify the median employee from our employee population, we used the annual base salaries or wages of each employee. We annualized the base salaries or wages of those employees that were not employed for the full fiscal year and adjusted the compensation of each part-time employee to reflect the actual number of hours worked during the fiscal year. Base salaries or wages for non-US employees were converted to the US dollar equivalent using foreign exchange rates as of March 31, 2024. After the median employee was identified, we calculated such employee's compensation in the same manner as we calculated the total compensation of the CEO for purposes of the Fiscal 2024 Summary Compensation Table.

In accordance with SEC rules, we have used estimates and assumptions in calculating the pay ratio reported above. The estimates and assumptions that we use may differ from the estimates and assumptions used by other companies, including companies in our compensation peer group described above.

PAY VERSUS PERFORMANCE DISCLOSURE

This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the Exchange Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the Named Executive Officers or how the HCMC Committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the HCMC Committee seeks to align pay with performance when making compensation decisions, please see "Compensation Disclosure and Analysis."

The following tables and related disclosures provide information about (i) the total compensation (“SCT Total”) of our principal executive officer (“PEO”) and our non-PEO Named Executive Officers (collectively, the “Other NEOs”) as presented in the Summary Compensation Table, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures.

					Value of Initial Fixed $100 Investment on March 31, 2021 Based On:[4]
Fiscal Year[1]	Summary Compensation Table Total For PEO[2]	Compensation Actually Paid to PEO[3]	Average Summary Compensation Table Total for Non-PEO NEOs[2]	Average Compensation Actually Paid to Non-PEO NEOs[3]	Total Shareholder Return[5]	Peer Group Total Shareholder Return[5]	Net Income (MM)[6]	Adjusted EBITDA (MM)[7]
2024	$2,559,952	$5,068,432	$770,850	$1,326,118	$217.12	$516.37	$51.59	$104.20
2023	$3,365,793	$6,754,938	$1,100,682	$1,659,629	$165.36	$428.36	$33.67	$93.26
2022	$3,010,410	$1,584,319	$830,107	$524,437	$107.50	$464.60	$20.09	$58.45
2021	$2,312,584	$2,270,331	$758,949	$702,981	$129.33	$291.61	$0.88	$36.20

(1)    For each fiscal year, the PEO was Bruce Thames.     The Other NEOs for Fiscal 2021 were Kevin Fox, Jay Peterson, David Buntin, Mark Roberts, and Rene van der Salm. The Other NEOs for Fiscal 2022 were Kevin Fox, Thomas Cerovski, David Buntin, Mark Roberts and Rene van der Salm. The Other NEOs for Fiscal 2023 were Kevin Fox, Thomas Cerovski, Roberto Kuahara, and Mark Roberts. The other NEOs for Fiscal 2024 were Kevin Fox, David Buntin, Thomas Cerovski, and Mark Roberts.
(2)    Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of the PEO, and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for the Other NEOs.
(3)    To calculate CAP, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for the PEO and for the average of the Other NEOs is set forth following the footnotes to this table.
(4)    Historical stock price performance is not necessarily indicative of future stock price performance. Pursuant to rules of the SEC, the comparison assumes $100 was invested on March 31, 2021.
(5)    The peer group used in this disclosure is the S&P SmallCap 600 - Energy Index, which is the same peer group used in Part II, Item 5 of our 2024 Annual Report.
(6)    Net Income as reported in the Company's Consolidated Statements of Operations and Comprehensive Income/(Loss) included in our 2024 Annual Report.
(7)    As disclosed in the “Compensation Discussion and Analysis,” for Fiscal 2024, the HCMC Committee determined that Adjusted EBITDA continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in both the short-term incentive and long-term incentive programs. Adjusted EBITDA is defined as: the Company's GAAP net income plus (i) net interest expense; (ii) income tax expense; (iii) depreciation and amortization expense; (iv) stock-based compensation expense; (v) income (loss) attributable to non-controlling interests; (vi) equity and/or debt-related transaction fees and expenses; (vii) certain merger or acquisition-related fees and expenses; (viii) certain restructuring, severance or other similar expenses; (ix) goodwill impairment charges; (x) certain executive and/or non-executive director succession planning expenses; and (xi) certain other expenses or adjustments primarily related to one-time, nonrecurring and/or non-cash charges that may be approved by the HCMC Committee from time to time.

Adjustments to Calculate Compensation Actually Paid to PEO and Average Compensation Actually Paid to Other NEOs

	Fiscal 2024		Fiscal 2023		Fiscal 2022		Fiscal 2021
Adjustments[1]	PEO	Other NEOs[2]	PEO	Other NEOs[2]	PEO	Other NEOs[2]	PEO	Other NEOs[2]
SCT Total	$2,559,952	$770,850	$3,365,793	$1,100,682	$3,010,410	$830,107	$2,312,584	$758,949
(Deduct): Aggregate grant date fair value for stock awards and option awards included in SCT Total for the covered fiscal year	$(1,299,951)	$(274,965)	$(1,486,613)	$(326,953)	$(1,299,946)	$(259,979)	$(1,498,705)	$(379,315)
Add: Fair value at fiscal year-end of stock options and stock awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$2,019,642	$427,193	$2,855,497	$624,232	$1,114,988	$195,316	$1,876,357	$384,168
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of stock options and stock awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$854,199	$199,336	$1,196,527	$170,701	$(701,892)	$(138,584)	$(155,802)	$(33,997)
Add: Vesting date fair value of stock options and stock awards granted and vested during the covered fiscal year	$—	$—	$—	$—	$—	$5,456	$—	$16,694
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of stock options and stock awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$934,591	$203,705	$823,734	$90,967	$(135,798)	$(22,649)	$(8,139)	$(412)
(Deduct): Fair value at end of prior fiscal year of stock options and stock awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	$—		$—	$—	$(403,443)	$(85,230)	$(255,964)	$(43,106)
Add: Dividends or other earnings paid on stock awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	$—		$—	$—	$—	$—	$—	$—
CAP Amounts (As calculated)	$5,068,432	$1,326,118	$6,754,938	$1,659,629	$1,584,319	$524,437	$2,270,331	$702,981

(1)    Adjustments set forth herein were computed in accordance with the methodology used for financial reporting purposes. To determine the value of stock options included in CAP, the Black-Scholes valuation model was used. With respect to awards subject to performance-based vesting conditions, the values reported were based on the probable level of achievement of the underlying performance goals as of the applicable measurement date.
(2)    Amounts presented are averages for the entire group of Other NEOs in each respective year.

Financial Performance Measures

The following are the three financial performance measures that, in the Company's assessment, represent the most important performance measures used to link CAP for our Named Executive Officers to Company performance in Fiscal 2024: (i) Adjusted EBITDA, (ii) Revenue, and (iii) RTSR. As noted in the “Compensation Discussion and Analysis,” the Company used both financial and non-financial performance measures in order to link compensation paid to NEOs to Company performance in Fiscal 2024. Please see the “Compensation Discussion and Analysis” for further information regarding how each of these goals is calculated as well as the Company’s use of non-financial goals in its executive compensation program.

Relationship Between Compensation Actually Paid and Performance

The graphs below show the relationship of CAP to our PEO and the average of our Other NEOs to (i) the Company's Adjusted EBITDA, (ii) the Company's Net Income, and (iii) the Company's TSR, as well as a comparison of the Company's TSR to the TSR of the S&P SmallCap 600 - Energy Index. CAP, as calculated in accordance with Item 402(v), reflects, among others, adjustments to the fair value of equity awards during the fiscal years presented. Factors impacting the fair value of equity awards include the price of our Common Stock at fiscal year-end, as well as the projected and actual achievement of performance goals.

CAP VS TSR
CAP
(In Thousands)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$600
$500
$400
$300
$200
$100
$-
Value of Fixed $100 Investment on March 31, 2020
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
PEO CAP
NEO CAP
Company TSR
Peer Group TSR

PROPOSAL NO. 3

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act and Schedule 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly referred to as a "Say-on-Pay" proposal, gives our stockholders the opportunity to, on a non-binding advisory basis, approve, reject or abstain from voting with respect to our Fiscal 2024 executive compensation program and policies and the compensation paid to our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years. The Company's stockholders have expressed a preference for holding such a vote every year and the Company anticipates that it will continue to hold a say-on-pay vote each year for the foreseeable future.

This proposal allows our stockholders to express their opinions regarding the decisions of the HCMC Committee on the prior fiscal year’s compensation of our Named Executive Officers. Because your vote on this proposal is advisory, it will not be binding on us, the HCMC Committee, or the Board. However, the HCMC Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements. Further, your advisory vote will serve as an additional tool to help guide the Board and the HCMC Committee in continuing to improve the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders and our commitment to high standards of corporate governance.

The Company’s executive compensation program is designed to attract, retain and reward talented executives who can contribute to both our short- and long-term success and is based on the following general principles:

•management’s interests should be closely aligned with the interests of our stockholders;

•compensation must be competitive with that offered by other companies that compete with us for executive talent and enable us to attract and retain highly-qualified executive leadership;

•differences in compensation should reflect differing levels of responsibilities and performance; and

•performance-based compensation should focus on critical business objectives and align pay through performance-leveraged incentive opportunities.

The Company believes that its executive compensation program is effective in promoting these general principles and is designed to closely align the interests of our management with the long-term interests of our stockholders. The CD&A included in this Proxy Statement describes the Company’s executive compensation program and the decisions made by the HCMC Committee with respect to Fiscal 2024 in more detail. You are encouraged to read the full details of our executive compensation program and policies as described in the CD&A, the tabular disclosure and accompanying narrative disclosure set forth in this Proxy Statement.

For the reasons outlined above, we believe that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking you to endorse our executive compensation program by voting for the following resolution:

"RESOLVED, that the compensation paid to the Company’s Named Executive Officers in Fiscal 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

The Board unanimously recommends that stockholders vote "FOR" the foregoing resolution.

PROPOSAL NO. 4

RECOMMENDATION, ON A NON-BINDING ADVISORY BASIS, REGARDING

THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES

ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in Proposal No. 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast a non-binding advisory vote to approve the compensation of our Named Executive Officers. This Proposal No. 4 affords stockholders the opportunity to cast a non-binding advisory vote on how often the Company should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings. Under this Proposal No. 4, stockholders may indicate their preference as to whether the non-binding advisory vote to approve the compensation of our Named Executive Officers should occur every year, every two years or every three years. Alternatively, stockholders may abstain from voting. The Board recommends that the stockholders select a frequency of every year.

Stockholders are not voting to approve or disapprove the Board's voting recommendation. Stockholders will be able to specify one of four choices for this proposal on the proxy card: "1 Year," "2 Years," "3 Years" or "Abstain." The option that receives the highest number of votes cast by our stockholders will be the frequency for the advisory vote on the compensation of our Named Executive Officers that has been recommended by our stockholders. Because your vote on this proposal is advisory, it will not be binding on us, the HCMC Committee or the Board. Nevertheless, the HCMC Committee and the Board value the opinions expressed by stockholders and will review and consider the outcome of this vote when making determinations on the frequency of future Say-on-Pay votes and may decide, based on factors such as discussions with stockholders and the adoption of material changes to compensation programs, that it is in the best interests of our stockholders to hold a Say-on-Pay vote more or less frequently than the option selected by our stockholders.

Our stockholders voted on a similar proposal in 2018 with the highest number of votes cast to hold the Say-on-Pay Proposal every year. We continue to believe that Say-on-Pay votes should be conducted every year so that our stockholders may annually express their views on the compensation of our Named Executive Officers. The Board believes that holding an advisory vote on the compensation of our Named Executive Officers annually aligns with the interests of our stockholders and provides more consistent and direct communication between our stockholders and the HCMC Committee.

The Board of Directors unanimously recommends that stockholders vote to select "1 YEAR" on Proposal No. 4.

PROPOSAL NO. 5

APPROVAL OF AN AMENDMENT TO THE
THERMON GROUP HOLDINGS, INC. 2020 LONG-TERM INCENTIVE PLAN TO INCREASE THE AVAILABLE SHARES BY 1,850,000 SHARES

At the 2024 Annual Meeting, our stockholders will be asked to approve an amendment to our 2020 LTIP (the “Plan Amendment”) in order to increase the share reserve available under the 2020 LTIP by 1,850,000 shares of our common stock. Our stockholders approved the 2020 LTIP at our 2020 Annual Meeting, and in May 2024, the Board approved the Plan Amendment, subject to approval by our stockholders, to increase the available share reserve under the 2020 LTIP by 1,850,000 shares of Company common stock.

If the Plan Amendment is adopted by our stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. If the Plan Amendment is not approved by our stockholders, we will continue to operate the 2020 LTIP in accordance with its terms and we may be unable to maintain our current annual equity grant practices, which we believe would put us at a competitive disadvantage in attracting and retaining talent. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders and our long-term business strategy as effectively as equity incentive awards.

Increase in Share Reserve

The following table shows the aggregate number of shares of Company common stock subject to outstanding equity awards under the 2020 LTIP as of June 5, 2024, together with the shares that would be available for future awards if the Plan Amendment is approved by stockholders. If approved by stockholders, the Plan Amendment would add 1,850,000 shares of Company common stock to the current reserve under the 2020 LTIP, effective as of the date of the 2024 Annual Meeting. We refer to the shares subject to outstanding equity awards, plus those available for future equity awards, as “overhang:”

Shares subject to outstanding awards	542,530
Shares to be available for future awards	2,152,356
Total share “overhang”	2,694,886
Percentage of outstanding shares (diluted)	7%

a.Includes 259,861 outstanding time-based restricted stock units, 282,669 outstanding performance-based restricted stock units, at target, and zero outstanding stock options.
b.Includes 2,152,356 shares of Company common stock currently available for all types of awards under the 2020 LTIP, together with the 1,850,000 shares that would be available for future awards if the Plan Amendment is approved by stockholders.
c.If the Plan Amendment is approved by our stockholders, the number of shares stated in Section 1.5 of the Amended 2020 LTIP would be 3,250,000. This number includes the shares delivered under equity awards since the inception of the 2020 LTIP. The “overhang” number presents the full number of shares that potentially would be deliverable under the 2020 LTIP going forward if the proposed Plan Amendment is approved by stockholders.
d.Outstanding shares of Company common stock (the denominator in this calculation) includes all common stock outstanding at June 7, 2024, plus the potential dilution from issuance of shares reserved for outstanding awards and available for future awards under the 2020 LTIP as proposed to be amended by the Plan Amendment.

Plan Highlights

Under the 2020 LTIP, the Company may grant:

•non-qualified stock options;
•incentive stock options (within the meaning of Section 422 of the Code);
•stock appreciation rights (“SARs”);
•unrestricted stock, restricted stock and restricted stock units (“Stock Awards”); and
•performance awards.

Some of the key features of the Amended 2020 LTIP include:

•Administered by the Compensation Committee or a subcommittee thereof, or such other committee designated by the Board;
•Annual director compensation limit;
•No discounting of stock options or SARs;
•No repricing or replacement of underwater stock options or SARs without stockholder approval;
•No dividend equivalents on stock options or SARs;

•No dividends or dividend equivalents paid on unearned stock awards or performance awards; and
•No liberal definition of “Change in Control.”

Description of the Amended 2020 LTIP

The following description is qualified in its entirety by reference to the plan document, as amended by the Plan Amendment, copies of which are attached as Appendices A-1 and A-2 and which are incorporated into this proxy statement by reference. The following does not purport to be a complete description of all of the provisions of the 2020 LTIP, as amended by the Plan Amendment.

Purpose

The purposes of the 2020 LTIP are to:

•align the interests of our stockholders and recipients of awards under the 2020 LTIP by increasing the proprietary interest of such recipients in the Company’s growth and success.
•advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees and independent contractors; and
•motivate such persons to act in the long-term best interests of the Company and its stockholders.

Administration

The 2020 LTIP is administered by the HCMC Committee or a subcommittee thereof, or such other committee designated by the Board, consisting of two or more members of the Board (each, the “Committee”). Subject to the express provisions of the 2020 LTIP, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the 2020 LTIP as the Committee will approve. The Committee will also have authority to establish rules and regulations for administering the 2020 LTIP and to decide questions of interpretation or application of any provision of the 2020 LTIP. The Committee may take any action such that (i) any outstanding options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse, and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at the target, maximum or any other interim level.

The Committee may delegate some or all of its power and authority under the 2020 LTIP to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the President and Chief Executive Officer or any other executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Available Shares

Subject to adjustment in accordance with the adjustment provisions in the 2020 LTIP for corporate transactions, under the 2020 LTIP, the number of shares of common stock authorized for issuance is equal to 1,400,000, other than substitute awards granted in connection with a corporate transaction. If the Plan Amendment is approved by the stockholders, the maximum number of shares of Common Stock authorized to be issued under the 2020 LTIP will increase by 1,850,000 shares. If approved by stockholders and based on the Company’s current stock price and grant practices, the 2020 LTIP is expected to cover the Company’s annual equity grants and off-cycle grants for specific retention and/or incentive objectives for approximately three years.

Subject to the adjustment provisions included in the 2020 Plan, no more than 1,400,000 shares of common stock in the aggregate may be issued under the 2020 LTIP in connection with incentive stock options. Furthermore, the aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $500,000. The number of shares of common stock that remain available for future grants will be reduced by the sum of the aggregate number of shares which become subject to outstanding options, outstanding free-standing SARs and outstanding Stock Awards and common stock delivered upon settlement of performance awards.

To the extent that shares of common stock subject to an outstanding option, SAR, Stock Award or performance award granted under the 2020 LTIP or any other equity plan maintained by the Company under which awards are outstanding as of the effective date of the 2020 LTIP (the “Prior Plans”), other than substitute awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related SAR or shares subject to a SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of common stock shall again be available under the 2020 LTIP; provided, however, that shares of common stock subject to an award under the 2020 LTIP or a Prior Plan will not again be available for issuance under the 2020 LTIP if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the

Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

Subject to applicable stock exchange requirements, the number of shares of common stock available for awards under the 2020 LTIP will not be reduced by (i) the number of shares of common stock subject to substitute awards granted in connection with a corporate transaction or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company which become subject to awards granted under the 2020 LTIP.

On the Record Date, the closing sales price per share of the common stock as reported on the NYSE was $30.15.

Eligibility

Non-employee directors, officers, other employees and independent contractors are eligible to participate in the 2020 Plan, if selected by the Committee for participation. As of March 31, 2024, there were approximately 1,416 such employees, eight non-employee directors and eight officers. Because all employees are eligible to participate, this would include all employees of the Company. As of March 31, 2024, we retained approximately 163 independent contractors. While independent contractors are eligible to participate in the 2020 LTIP, the Company does not presently have a practice of granting awards to independent contractors.

Change in Control

Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, provide that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other interim level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, other property or shares of common stock in the Company resulting from the change in control, or the parent thereof, or a combination of cash, other property and shares.

Under the terms of the 2020 LTIP, a change of control shall occur upon: (i) the acquisition of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company, subject to certain exceptions; (ii) the consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; (iii) during a 12 month period, individuals who, at the beginning of such period, constitute the Board ceasing to constitute a majority of the board, subject to certain exceptions; or (iv) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Effective Date, Termination and Amendment

The 2020 LTIP became effective on July 22, 2020 (the “Effective Date”), and the Plan Amendment will become effective on the date stockholder approval for such amendment is obtained. The 2020 LTIP will terminate as of the first annual meeting of the Company's stockholders to occur on or after the tenth anniversary of the Effective Date, unless earlier terminated by the Board. The Board may amend the 2020 LTIP at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any rule of the NYSE, or (ii) such amendment seeks to modify the non-employee director compensation limit or the prohibition on repricing contained in the 2020 LTIP. However, no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Awards Subject to Clawback

Any award granted under the Amended 2020 LTIP and any cash payment or shares of common stock delivered pursuant to such an award will be subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time.

Stock Options and SARs

The 2020 LTIP provides for the grant of non-qualified stock options, incentive stock options and SARs. The Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. Except with respect to substitute awards granted in connection with a corporate transaction, the purchase price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option purchase price will be the price required by the Code, currently 110% of fair market value.

A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock) or, to the extent permitted in the applicable award agreement, cash or a combination thereof, with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR. Each SAR will be exercisable for no more than ten years after its date of grant. Except with respect to substitute awards granted in connection with a corporate transaction, the base price of a free-standing SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted). The base price of a SAR granted in tandem with an option (a “tandem SAR”) will be the purchase price of the related option.

All of the terms relating to the exercise, cancellation or other disposition of options and SARs (i) following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Committee.

Subject to the adjustment provisions set forth in the 2020 LTIP, the Committee will not without the approval of the stockholders of the Company amend, cash out or replace any previously granted option or SAR in a “repricing” transaction.

The holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of common stock subject to such option or SAR.

Stock Awards

The 2020 LTIP provides for the grant of Stock Awards. The Committee may grant a Stock Award as an unrestricted stock award, a restricted stock award or a restricted stock unit award. Except as otherwise determined by the Committee, Restricted Stock Awards and Restricted Stock Unit Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unrestricted stock awards will not be subject to any restriction periods or performance measures. However, unrestricted stock awards will be limited to (i) awards to non-employee directors, (ii) awards to newly hired employees, (iii) awards made in lieu of a cash bonus or (iv) awards granted under the 2020 LTIP with respect to the number of shares of common stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under the 2020 LTIP.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock; provided, however, that a distribution or dividend made with respect to shares of common stock, including a regular cash dividend, will not be paid on a current basis but will instead be deposited by the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents with respect to such award. Any dividend equivalents with respect to restricted stock units that are subject to vesting conditions will not be paid on a current basis but instead will be subject to the same vesting conditions as the underlying awards. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Committee.

Performance Awards

The 2020 LTIP also provides for the grant of performance awards. Each performance award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive an amount of cash, shares of common stock (including shares of restricted stock), or a combination of both. Any dividends or dividend equivalents with respect to a performance award shall be subject to the same restrictions as the performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. Shares of common stock underlying a performance award will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Committee.

Performance Measures

Under the 2020 LTIP, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Committee at the time of grant. Such performance measures may consist of one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of common stock of a specified fair market value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense after taxes; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; achievement of annual operating profit plans; net income before or after taxes; pretax earnings before interest; depreciation and/or amortization; pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, days sales outstanding, customer satisfaction, specified safety metrics, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and environmental, social or governance-related priorities, or such other goals as the Committee may determine whether or not listed in the 2020 LTIP.

Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically listed above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Committee may provide that the achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure. Performance measures will be subject to such other special rules and conditions as the Committee may establish at any time.

New Plan Benefits

The Committee has the discretion to grant awards under the 2020 LTIP and, therefore, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by the Named Executive Officers or others . Please see the section entitled “Compensation Discussion and Analysis” and the “Fiscal 2024 Grants of Plan-Based Awards” table for information regarding grants made to each of the Named Executive Officers under the 2020 LTIP during Fiscal 2024.

Historical Equity Award Table

The following table sets forth the number of stock options, RSUs and PSUs granted over the lifetime of the 2020 LTIP to the individuals and groups indicated as of June 5, 2024:

Name and Position[1]	Stock Options	RSUs	PSUs[2]
Bruce Thames President and Chief Executive Officer	—	88,643	158,133
Kevin Fox Senior Vice President & Chief Financial Officer	—	28,273	32,676
David Buntin Senior Vice President, Thermon Heat Trace and R&D	—	17,564	31,370
Thomas Cerovski Senior Vice President, Global Sales	—	17,564	31,370
Mark Roberts Senior Vice President, Thermon Heating Systems & Engineering	—	17,564	31,370
Executive Group	—	79,305	83,569
Non-Executive Director Group	—	126,251	—
Non-Executive Employee Group	—	330,876	30,932

(1)No awards have been granted under the 2020 LTIP over its lifetime to the following categories of persons: (i) any associates of our non-employee directors, executive officers or nominees; or (ii) any other person who received or who is to receive 5% of such options, warrants or rights.
(2)Included in this column are 399,420 performance-based restricted stock units (at target).

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2020 LTIP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2020 LTIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2020 LTIP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant's particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of a participant who is an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company (or the affiliate employer) will be entitled to a corresponding deduction subject to the limitations under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company (or the affiliate employer) will be entitled to a corresponding deduction subject to the limitations under Section 162(m) of the Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of a participant who is an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company (or the affiliate employer) as compensation expense, subject to the limitations under Section 162(m) of the Code.

Stock Awards

A participant will recognize ordinary income (and subject to income tax withholding in respect of a participant who is an employee) in the year in which the unrestricted stock is actually issued to the participant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by the participant is deductible by the Company (or the affiliate employer) as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time restricted stock (i.e., stock that is subject to a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of a participant who is an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of a participant who is an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company (or the affiliate employer) as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of a participant who is an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or the affiliate employer) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of a participant who is an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company (or the affiliate employer) as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Awards

A participant will not recognize taxable income at the time a performance award is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of a performance award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of a participant who is an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company (or the affiliate employer) as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Required Vote

The approval of the Plan Amendment requires the affirmative vote by the holders of stock having a majority of the votes which could be cast by the stockholders present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote on the matter. Abstentions will have the same practical effect as votes against the proposal. Broker non-votes are not considered entitled to vote on the matter and will have no effect on the outcome of this proposal.

Recommendation

The Board unanimously recommends that stockholders vote "FOR" approval of the Plan Amendment to the 2020 LTIP to increase the available shares by 1,850,000 shares.

PROPOSAL NO. 6

APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS

The Company is incorporated in the State of Delaware and is subject to the DGCL. The DGCL was recently amended to permit companies incorporated in Delaware to exculpate certain officers, in addition to their directors, for personal monetary liability in certain actions. These provisions are referred to as “exculpatory provisions”. Similar exculpatory provisions for directors are permitted by the DGCL and are currently included in the Charter. After careful consideration, the Board approved an amendment (the "Proposed Amendment") to our Second Amended and Restated Certificate of Incorporation (the “Charter”) to include the exculpation of officers pursuant to these recent amendments to the DGCL, subject to approval by the Company’s stockholders. The discussion regarding this Proposal No. 6 is qualified in its entirety by reference to the complete text of the Proposed Amendment to Section 10.01 of the Charter, which is set forth below.

As amended, the DGCL and our Proposed Amendment would only permit exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a known violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims. If the Proposed Amendment is adopted, the types of claims that would be barred against certain senior officers are a subset of those claims that are already barred against directors under our Charter, as permitted by the DGCL.

Officers, like directors, are exposed to a substantial risk of lawsuits or proceedings seeking to impose personal monetary liability. The addition of officer exculpation to the Charter is intended to enable our officers to exercise their business judgment in furtherance of the interests of our stockholders while minimizing the potential for distraction posed by frivolous lawsuits and costs which are often borne by the Company either directly, through indemnification, or indirectly through higher insurance premiums. Without officer exculpation, the potential for such frivolous claims may impede our ability to attract and retain quality executives to work on our behalf, present barriers to our ability to accomplish our business objectives due to the diversion of management attention and result in a waste of corporate resources.

The Board believes that eliminating personal monetary liability for officers under the circumstances permitted by the DGCL is reasonable and appropriate. This limitation provides the proper balance between stockholders’ interest in accountability and their interest in limiting the assertion of potentially frivolous claims for negligence. We expect that many of our peers incorporated in Delaware, with whom we compete for executive talent, will adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation. Although the Proposed Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer, we believe a failure to adopt the Proposed Amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that, without the protection of exculpation, the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders, the Board determined that it is in the best interests of the Company and our stockholders to amend the Charter as described herein.

At the 2024 Annual Meeting, we are asking our stockholders to approve and adopt the Proposed Amendment to the Charter. If approved by our stockholders, the Proposed Amendment will become effective upon the filing of the Third Amended and Restated Certificate of Incorporation of the Company (which reflects the revisions contemplated by the Proposed Amendment) with the Secretary of State of the State of Delaware, which is expected to occur promptly following the 2024 Annual Meeting. If our stockholders do not approve the Proposed Amendment, the current Charter will remain in place, and the proposed Third Amended and Restated Certificate of Incorporation of the Company reflecting the revisions contemplated by the Proposed Amendment will not be filed with the Delaware Secretary of State.

Text of the Proposed Amendment

The Proposed Amendment to Section 10.01 of our Charter is as follows (with additions to existing language indicated by underlined and bold text):

SECTION 10.01 Personal Liability. To the fullest extent elimination or limitation of personal liability of directors and officers is permitted by the DGCL, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. For purposes of this Section 10.01, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

The full text of the proposed Third Amended and Restated Certificate of Incorporation of the Company reflecting the Proposed Amendment is included in Appendix B to this Proxy Statement.

Required Vote

The approval of the Proposed Amendment requires the affirmative vote of a majority of the Company's outstanding stock entitled to vote. Abstentions and broker non-votes will have the same practical effect as votes against the proposal.

Recommendation

The Board unanimously recommends that stockholders vote "FOR" the Proposed Amendment to our Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted a Statement of Policy Regarding Transactions with Related Parties, which requires that each director and executive officer promptly advise the chairperson of the Audit Committee of any Related Person Transaction, as defined therein, of which he or she becomes aware in which we are to be a participant, the amount involved exceeds $120,000 and the applicable Related Person had or will have a direct or indirect material interest, and all material facts with respect thereto. The Audit Committee (or, if determined by the Audit Committee as advisable, the disinterested members of our Board) will then consider such Related Person Transaction for approval or ratification.

In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board, as the case may be, will consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

•the size of the transaction and the amount payable to a Related Person;

•the nature of the interest of the Related Person in the transaction;

•whether the transaction may involve a conflict of interest; and

•whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

No Related Person Transaction will be consummated without the approval or ratification of the Audit Committee or the disinterested members of the Board as described above. It is our policy that no director will participate in any discussion or approval of a Related Person Transaction for which he or she is a Related Person.

Related Party Transactions

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and indemnification provisions included in our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. For further information, see "Corporate Governance—Indemnification of Directors and Officers."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, unless otherwise indicated, with respect to the beneficial ownership of the Company’s common stock by: (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director; (iii) each named executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC, which generally provide that a person is the beneficial owner of securities if such person has or shares voting or investment power with respect to the securities or has the right to acquire such powers within 60 days. Shares issuable pursuant to stock options exercisable as of the Record Date or within 60 days thereafter and RSUs and/or PSUs that are scheduled to vest within 60 days of the Record Date are deemed outstanding for computing the percentage of the respective person or group holding such options or RSUs but are not outstanding for computing the percentage of any other person or group. The percentage of beneficial ownership for the following table is based on 33,871,009 shares of common stock outstanding as of the Record Date, plus options exercisable and RSUs and/or PSUs vesting on or within 60 days of the Record Date held by any executive officer or director included in the group for which percentage ownership has been calculated. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Unless otherwise indicated, the address for each listed stockholder is: c/o Thermon Group Holdings, Inc., 7171 Southwest Parkway, Building 300, Suite 200, Austin, Texas 78735.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percentage
5% Stockholders:
T. Rowe Price Investment Management, Inc.[1]	4,530,196	13.4%
The Vanguard Group	3,363,315	9.9%
Blackrock, Inc.[3]	2,752,928	8.1%
Van Lanschot Kempen Investment Management N.V.[4]	2,245,254	6.6%
FMR, LLC[5]	1,979,720	5.8%
Dimensional Fund Advisors LLP[6]	1,775,583	5.2%

Named Executive Officers and Directors:
Bruce Thames[7]	330,373	1.0%
Kevin Fox[8]	N/A	*
David Buntin[9]	87,031	*
Thomas Cerovski	42,106	*
Mark Roberts[10]	57,162	*
John Clarke	35,190	*
Linda Dalgetty	28,204	*
Roger Fix	28,995	*
Marcus George[11]	46,309	*
Kevin McGinty	38,109	*
John Nesser	57,315	*
Victor Richey	1,672	*
Angela Strzelecki	7,263	*
All Executive Officers and Directors as a group (16 persons)[12]	828,122	2.4%

*    Less than 1% of our outstanding common stock.

(1)According to a Schedule 13G filed with the SEC on March 11, 2024, T. Rowe Price Investment Management, Inc. ("T. Rowe Price") reported beneficial ownership of an aggregate 4,530,196 shares, including sole voting power over 4,494,979 shares beneficially owned and sole dispositive power over all 4,530,196 shares beneficially owned. Rowe Price lists its address as 101 E. Pratt Street, Baltimore, Maryland 21202 in such filing. The Schedule 13G amendment may not reflect current holdings of our common stock.

(2)According to a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group ("Vanguard") reported beneficial ownership of an aggregate 3,363,315 shares, including sole dispositive power over 3,305,331 shares beneficially owned, shared voting power with certain affiliated entities over 28,553 shares beneficially owned and shared dispositive power with certain affiliated entities over 57,984 shares beneficially owned. Vanguard lists its address as 100 Vanguard Blvd, Malvern, Pennsylvania 19355 in such filing. The Schedule 13G amendment may not reflect current holdings of our common stock.
(3)According to a Schedule 13G filed with the SEC on January 25, 2024, BlackRock, Inc. ("BlackRock") reported beneficial ownership of an aggregate 2,752,928 shares, including sole voting power over 2,681,888 shares beneficially owned and sole dispositive power over all 2,752,928 shares beneficially owned. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055 in such filing. The Schedule 13G amendment not reflect current holdings of our common stock.
(4)According to a Form 13G filed with the SEC on February 12, 2024, Van Lanschot Kempen Investment Management N.V. ("Kempen") reported beneficial ownership of an aggregate 2,245,2540 shares, including sole voting power over 1,792,883 shares beneficially owned and sole dispositive power over all 2,245,254 shares beneficially owned. Kempen lists its address as Beethovenstraat 300, 1077WQ Amsterdam, The Netherlands in such filing. The Schedule 13G may not reflect current holdings of our common stock.
(5)According to a Form 13G filed with the SEC on February 9, 2024, FMR, LLC. ("FMR") reported beneficial ownership of an aggregate 1,979,720 shares, including sole voting power over 1,976,984 shares beneficially owned and sole dispositive power over all 1,979,720 shares beneficially owned. FMR lists its address as 245 Summer Street, Boston, Massachusetts 02210 in such filing. The Schedule 13G may not reflect current holdings of our common stock.
(6)According to a Form 13G filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP ("Dimensional") reported beneficial ownership of an aggregate 1,775,583 shares, including sole voting power over 1,734,701 shares beneficially owned and sole dispositive power over all 1,775,583 shares beneficially owned. Dimensional lists its address as 6300 Bee Cave Road, Building One, Austin, Texas 78746 in such filing. The Schedule 13G may not reflect current holdings of our common stock.
(7)For Mr. Thames, includes 32,472 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty (60) days of the Record Date.
(8)Mr. Fox departed from his role as Senior Vice President and Chief Financial Officer of the Company on April 12, 2024. Does not include ownership by Mr. Fox as he is no longer employed by the Company and the Company does not have access to information regarding his ownership.
(9)For Mr. Buntin, includes 33,573 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty (60) days of the Record Date.
(10)For Mr. Roberts, includes shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty (60) days of the Record Date.
(11)Includes 50 shares owned by minor children sharing Mr. George’s household. Mr. George disclaims beneficial ownership of shares held by his minor children, except to the extent of a pecuniary interest therein.
(12)For the other executive officers of the Company, includes 86,561 shares of common stock and 6,494 33,573 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty (60) days of the Record Date.

OTHER MATTERS

The Board is not aware of any other business to be presented for a vote of the stockholders at the 2024 Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the 2024 Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2025 Annual Meeting, our General Counsel must receive the proposal no later than February 21, 2025. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Thermon Group Holdings, Inc., Attn: General Counsel, 7171 Southwest Parkway, Suite 200, Building 300, Austin, Texas 78735. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2025 Annual Meeting and appear in person or through an authorized representative at the 2025 Annual Meeting to present the proposal.

Alternatively, stockholders intending to present a proposal at the 2025 Annual Meeting without having it included in the Company’s Proxy Statement, as well as any director nominations, must comply with the requirements set forth in the Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2025 Annual Meeting from the stockholder no earlier than February 21, 2025 and no later than March 23, 2025. The notice must contain the information required by our Bylaws. In order for stockholders to give timely notice of director nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2025 Annual Meeting, notice must be submitted no later than June 21, 2025.

The Board has implemented proxy access, which allows a stockholder, or group of up to twenty (20) stockholders, owning an aggregate of three percent (3%) or more of the Company's outstanding common stock continuously for at least three (3) years to nominate and include in the Company's proxy materials for an annual meeting of stockholders director candidates constituting up to the greater of: (i) twenty percent (20%) of the Board or (ii) two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. If a stockholder or group of stockholders intends to nominate one or more director candidates to be included in the Company's proxy statement for the 2025 Annual Meeting, the Company must receive proper written notice of the nomination no earlier than January 22, 2025 and no later than February 21, 2025. The notice must contain the information required by our Bylaws.

Proposals received by the General Counsel or Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at the 2025 Annual Meeting.

**********

Upon receipt of a written request from any stockholder entitled to vote at the forthcoming 2024 Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the 2024 Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the Record Date, the person making the request was the beneficial owner of securities entitled to vote at the 2024 Annual Meeting. Written requests for the 2024 Annual Report should be directed to our General Counsel at Thermon Group Holdings, Inc., 7171 Southwest Parkway, Suite 200, Building 300, Austin, Texas 78735. If you would like to receive a copy of any exhibits listed in the 2024 Annual Report, please submit a request in writing to our General Counsel at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The 2024 Annual Report and these exhibits are also available in the "Investor Relations—Financial Information" section of our website located at http://ir.thermon.com.

It is important that your shares be voted at the 2024 Annual Meeting, regardless of the number of shares that you hold.

APPENDIX A-1

First Amendment to the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan

FIRST AMENDMENT TO
THERMON GROUP HOLDINGS, INC.
2020 LONG-TERM INCENTIVE PLAN

WHEREAS, Thermon Group Holdings, Inc. (the “Company”) has heretofore adopted the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan (the “Plan”) which was approved by stockholders effective July 22, 2020 at the Company’s 2020 Annual Meeting of Stockholders; and

WHEREAS, the Company wishes to amend the Plan to increase the number of shares of common stock of the Company, par value $0.001 per share, available for issuance under the Plan by 1,850,000 shares.

NOW, THEREFORE, the Plan shall be amended, effective as of the date on which the stockholders of the Company approve such amendment at the 2024 Annual Meeting of Stockholders, as follows:

1.The first sentence of Section 1.5 is deleted and replaced with the following:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock authorized for issuance under the Plan shall be 3,250,000 shares of Common Stock, other than Substitute Awards.

2.Except as modified herein, the remaining terms of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned officer of the Company, acting pursuant to authority granted to him by the Board of Directors of the Company, has executed this instrument on this 5th day of June 2024.

THERMON GROUP HOLDINGS, INC.
By: /s/ Bruce Thames
Name: Bruce Thames
Title: President & Chief Executive Officer

APPENDIX A-2

Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan, as Amended

Marked changes reflect the impact of the Plan Amendment if approved by stockholders at the Annual Meeting.

THERMON GROUP HOLDINGS, INC.

2020 LONG-TERM INCENTIVE PLAN

I.    INTRODUCTION

1.1    Purposes. The purposes of the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2    Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee designated by the Board, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $.001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Thermon Group Holdings, Inc., a Delaware corporation, or any successor thereto.

“Effective Date” shall have the meaning set forth in Section 5.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on The New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Director” shall have the meaning set forth in Section 5.8(b)(iii).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder's interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder's receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may consist of one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified fair market value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense after taxes; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; achievement of annual operating profit plans; net income before or after taxes; pretax earnings before interest, depreciation and/or amortization; pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, days sales outstanding, customer satisfaction, specified safety metrics, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, acquisitions or divestitures, and environmental, social, or governance-related priorities, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Thermon Group Holdings, Inc. 2011 Long-Term Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the Effective Date.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean an Unrestricted Stock Award, a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.

1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Unrestricted Stock, Restricted Stock or Restricted Stock Units and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other interim level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws) and under any directors' and officers' liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4    Eligibility. Participants in this Plan shall consist of such officers, other employees, independent contractors and Non-Employee Directors, and persons expected to become officers, other employees, independent contractors and Non-Employee Directors, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000.

1.5    Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock authorized for issuance under the Plan shall be 3,250,000~~1,400,000~~ shares of Common Stock, other than Substitute Awards. Subject to adjustment as provided in Section 5.7, no more than 1,400,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards and delivered upon the settlement of Performance Awards.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1    Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code to qualify as Incentive Stock Options, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company's satisfaction).

2.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4    No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another such option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5    No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III.    STOCK AWARDS

3.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is an Unrestricted Stock Award, a Restricted Stock Award or a Restricted Stock Unit Award.

3.2    Terms of Unrestricted Stock Awards. The number of shares of Common Stock subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures; provided, however, that Unrestricted Stock Awards shall be limited to (i) awards to Non-Employee Directors, (ii) awards to newly hired employees, (iii) awards made in lieu of a cash bonus or (iv) awards granted under this Plan with respect to the number of shares Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

3.3    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company's right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock. Notwithstanding the foregoing, a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall not be paid on a current basis but instead shall be deposited with the Company and shall be subject to the same restrictions as the shares of Restricted Stock with respect to which such distribution was made.

3.4    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. For the avoidance of doubt, any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall not be paid on a current basis but instead shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2020 annual meeting of stockholders and shall become effective as of the date on which the Plan was approved by stockholders (the “Effective Date”). This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2    Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of The New York Stock Exchange, or, if the Common Stock is not listed on The New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.4 or the prohibition on repricing set forth in Section 2.4; provided, however, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. To the extent required by the Company, no award shall be valid until an Agreement is executed by the Company and executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder's family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per security), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8    Change in Control.

(a)    Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)    require that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other interim level;

(ii)    require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(iii)    require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment or other property in an amount equal to (x) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award or Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such award have lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash or other property pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b)    For purposes of this Plan, “Change in Control” means the occurrence of any of the following:

(i)    The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity's governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)    The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or

(iii)    during any twelve (12) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iv)    a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

5.9    Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12    Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company.

Each beneficiary designation shall become effective only when filed in writing with the Company during the holder's lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award hereunder held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder's executor, administrator, legal representative or similar person.

5.13    Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.14    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

APPENDIX B

Third Amended and Restated Certificate of Incorporation

The following Third Amended and Restated Certification of Incorporation of Thermon Group Holdings, Inc. is marked to reflect the Proposed Amendment to include officer exculpation (Proposal No. 6), reflected in Section 10.01 below.
If our stockholders do not approve Proposal No. 6, the Proposed Amendment will not be made.

*********
~~SECOND~~THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THERMON GROUP HOLDINGS, INC.
(a Delaware corporation)
ARTICLE 1NAME
The name of the Corporation is Thermon Group Holdings, Inc. (hereinafter called the “Corporation”).
ARTICLE 2REGISTERED OFFICE
The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of the registered agent at that address is Corporation Service Company.
ARTICLE 3PURPOSE
The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).
ARTICLE 4STOCK
4.1.Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Sixty Million (160,000,000), of which One Hundred Fifty Million (150,000,000) shall be designated as Common Stock, par value $0.001 per share (“Common Stock”), and Ten Million (10,000,000) shall be designated as Preferred Stock, par value $0.001 per share (“Preferred Stock”).
4.2.Common Stock.
4.2.1.Voting. Except as otherwise provided (i) by the DGCL, (ii) by Section 4.03 of this Article IV, or (iii) by resolutions, if any, of the Board of Directors of the Corporation (“Board of Directors”) fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock.
4.2.2.Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, each share of Common Stock shall be entitled to receive and share equally in all dividends paid out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.
4.2.3.Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
4.3.Preferred Stock. The Preferred Stock may be issued at any time and from time to time in one or more series. Subject to the provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), the Board of Directors is authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of Preferred Stock, and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series. Further, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such class or series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issuance of shares of that class or series.

ARTICLE 5BOARD OF DIRECTORS
5.1.Number. Subject to the rights and preferences of any series of outstanding Preferred Stock, the number of directors constituting the whole Board of Directors shall be not fewer than three (3) and shall be fixed from time to time solely by resolution adopted by affirmative vote of a majority of such directors then in office and may not be fixed by any other person or persons, including stockholders.
5.2.Vacancies. Subject to the rights and preferences of any series of outstanding Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if such a majority is less than a quorum of the Board of Directors, or by a sole remaining director, and shall not be filled by any other person or persons, including stockholders. Any director so chosen shall hold office for the remainder of the full term of the class for which such director shall have been chosen or in which such vacancy occurred and until his successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
5.3.Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.
5.4.Election.
5.4.1.Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.
5.4.2.Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.
ARTICLE 6STOCKHOLDER ACTION
The authority contemplated by Section 228 of the DGCL which permits stockholders to act by written consent is expressly denied to the stockholders of the Corporation.  Accordingly, the stockholders have no ability to take any action unless such action is taken at an annual or special meeting of the stockholders.
ARTICLE 7SPECIAL MEETINGS OF STOCKHOLDERS
A special meeting of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors of the Corporation pursuant to a resolution adopted by a majority of the total number of directors then in office. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE 8EXISTENCE
The Corporation shall have perpetual existence.
ARTICLE 9AMENDMENT
9.1.Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.
9.2.Amendment of Bylaws. The Bylaws of the Corporation may be altered, changed or repealed, and new Bylaws made, by the majority vote of the whole Board of Directors.
ARTICLE 10LIABILITY OF DIRECTORS
10.1.Personal Liability. To the fullest extent elimination or limitation of personal liability of directors and officers is permitted by the DGCL, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. For purposes of this Section 10.01, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.
10.2.Indemnification. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this Article X shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The rights to indemnification and advancement conferred in this Article X shall be contract rights and shall become vested by virtue of the director’s or officer’s service at the time when the state of facts giving rise to the claim occurred. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.
10.3.Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.
10.4.Non-Exclusivity. The rights and authority conferred in this Article X shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.
10.5.Applicability. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this Article X in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification. Any vested rights to indemnification or advancement hereunder may not be amended or otherwise modified or limited without the express written consent of the affected director.
ARTICLE 11BUSINESS OPPORTUNITIES
11.1.Business Opportunities. To the fullest extent permitted by the DGCL and except as may be otherwise expressly agreed in writing (i) by the Corporation and any fund, investment vehicle or portfolio company controlled by, or under common control with, CHS Capital LLC (collectively, “CHS”) with respect to CHS, (ii) by the Corporation and any fund, investment vehicle or portfolio company controlled by, or under common control with, Thompson Street Capital LLC (collectively, “TSCP”) with respect to TSCP, (iii) by the Corporation and any fund, investment vehicle or portfolio company controlled by, or under common control with, Crown Investment Fund (collectively, “Crown”) with respect to Crown, or (iv) by the Corporation and any fund, investment vehicle or portfolio company controlled by, or under common control with, Star Investment Series LLC—Series 1 (collectively, “Star”; CHS, TSCP, Crown and Star each being referred to herein as a “Sponsor” and collectively as the “Sponsors”) with respect to Star, as the case may be, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Sponsors or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries) and that may be business opportunities for such Sponsor, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer solely in his or her capacity as a director or officer of the Corporation. None of the Sponsors shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries.
11.2.Termination. The provisions of this Article XI shall have no further force or effect with respect to a Sponsor on the date that no person who is a director or officer of the Corporation is also a director, officer, partner or member of any corporation, partnership, limited liability company or other entity that is a Sponsor. Neither the alteration, amendment or repeal of this Article XI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XI nor the termination of applicability pursuant to the immediately preceding sentence shall eliminate or reduce the effect of this Article XI in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, repeal, adoption or termination.
11.3.Deemed Notice. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.
ARTICLE 12DGCL SECTION 203 AND BUSINESS COMBINATIONS
12.1.The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
12.2.Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
12.2.1.prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
12.2.2.upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
12.2.3.at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
12.3.The restrictions contained in Section 12.02 shall not apply if:

12.3.1.the Corporation does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; or
12.3.2.a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.

12.4.For purposes of this Article XII, references to:
12.4.1.“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
12.4.2.“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
12.4.3.“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 12.02 is not applicable to the surviving entity;
(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(iii)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of any security exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;
(iv)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or of securities exercisable for, exchangeable for or convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
12.4.4.“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
12.4.5.“Existing Sponsor” means each of CHS, TSCP, Crown, Star and their respective controlled affiliates.
12.4.6.“Existing Sponsor Direct Transferee” means any person (and its affiliates) who acquires (other than in a registered public offering) directly in one or more related transactions from one or more Existing Sponsors or any “group”, or any member of any such group, to which such Existing Sponsor is a party under Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) beneficial ownership of 15% or more in the aggregate of the then outstanding voting stock of the Corporation.
12.4.7.“Existing Sponsor Indirect Transferee” means any person (and its affiliates) who acquires (other than in a registered public offering) directly in one or more related transactions from any Existing Sponsor Direct Transferee or any other Existing Sponsor Indirect Transferee beneficial ownership of 15% or more in the aggregate of the then outstanding voting stock of the Corporation.
12.4.8.“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (A) any Existing Sponsor, any Existing Sponsor Direct Transferee, any Existing Sponsor Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided, in the case of this clause (B), that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
12.4.9.“person” means any individual, corporation, partnership, unincorporated association or other entity.
12.4.10.“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
12.4.11.“voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.
12.4.12.“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)    beneficially owns (as determined pursuant to Rule 13d-3 of the Exchange Act or any successor provision) such stock, directly or indirectly;
(ii)    has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
(iii)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (l)(ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

THERMON GROUP HOLDINGS, INC.
C/O BROADRIDGE CORPORATE ISSUER SERVICES INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample
1234 ANYWHERE STREET ANY CITY, ON    A1A 1A1

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The Board of Directors recommends you vote FOR    Except" and write the number(s) of the
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1. Election of Directors

Nominees
01) John Clarke    02) Linda Dalgetty    03) Roger Fix    04) Marcus George    05) Victor Richey
06) Angela Strzelecki    07) Bruce Thames

The Board of Directors recommends you vote FOR proposals 2 and 3.    For    Against Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the    0    0    0
fiscal year ending March 31, 2025.
3. To approve, on a non-binding advisory basis, the compensation of the Company's executive officers as described    0    0    0
in the Proxy Statement.

The Board of Directors recommends you vote 1 YEAR on proposal 4.    1 year 2 years 3 years Abstain
4. To recommend, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the    0    0    0    0
compensation of our Named Executive Officers.

The Board of Directors recommends you vote FOR proposals 5 and 6.    For    Against Abstain
5. To approve an amendment to the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan to increase the    0    0    0
available shares under the plan by 1,850,000 shares.
6. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to include    0    0    0
provisions related to the exculpation for certain officers of the Company.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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THERMON GROUP HOLDINGS, INC.
7171 Southwest Parkway
Building 300, Suite 200
Austin, Texas 78735
THIS PROXY IS SOLICIED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Bruce Thames and Ryan Tarkington as proxies, each with full power of substitution, to represent and vote as directed and permitted on the reverse side, all the shares of Common Stock of Thermon Group Holdings, Inc. held of record by the undersigned on June 7, 2024, at the Annual Meeting of Stockholders to be held at the Omni Barton Creek at 8212 Barton Club Drive, Austin, Texas 78735 on July 31, 2024, at 11:30 a.m. Central Time, or any adjournment or postponement thereof, upon the matters set forth in the Proxy Statement for the Annual Meeting of Stockholders and, in their judgment and discretion, upon such other business as may properly come before the Annual Meeting of Stockholders. Any and all proxies heretofore given are hereby revoked.